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                            ASSET PURCHASE AGREEMENT


                            Dated as of June __, 2001


                                  By and among


                      AIRPORT SYSTEMS INTERNATIONAL, INC.,
                              a Kansas corporation,


                             ELECSYS CORPORATION,
                              a Kansas corporation,

                                       and

                                 ASI Newco, Inc.
                             a Delaware corporation






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




                            ASSET PURCHASE AGREEMENT


      ASSET PURCHASE AGREEMENT, dated as of June __, 2001 ("Agreement"), by and among Airport Systems International, Inc., a Kansas corporation ("Seller"), Elecsys Corporation, a Kansas Corporation and the direct parent of Seller ("Elecsys"), and ASI Newco, Inc., a Delaware corporation ("Buyer").


                                   WITNESSETH:

      WHEREAS, Seller is engaged in the business of designing, manufacturing, selling and installing ground-based radio navigation and landing systems and airfield lighting (the "Business");

      WHEREAS, Buyer desires to acquire substantially all of the assets and is willing to assume certain specified liabilities of the Business, and Seller is willing to convey and assign the same, in each case upon the terms and conditions hereinafter set forth; and

      WHEREAS, capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Appendix A hereto.

      NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein below, the parties hereto hereby agree with legal and binding effect as follows:

                                   ARTICLE I

                         PURCHASE AND SALE OF ASSETS;
                            ASSUMPTION OF LIABILITIES

      Section 1.1 Acquired Assets. Seller hereby agrees to sell, assign, transfer, convey and deliver to Buyer, and Buyer hereby agrees to purchase, acquire and accept from Seller, all of the assets, properties, rights and contracts used in or relating to the Business wherever located, other than the Excluded Assets (collectively, the "Assets"), free and clear of all liens, claims, charges, pledges, security interests, restrictions or other encumbrances of any kind or nature (collectively, the "Liens") except those set forth in the relevant schedules to this Agreement or otherwise specifically assumed pursuant to this Agreement, including without limitation the following:

      1.1.1 Personal Property. All machinery, equipment, computers, laboratory and test equipment and apparatus, furniture, fixtures, furnishings, tools, dies, vehicles, spare parts, office supplies and other tangible assets and properties used in the Business (collectively, the "Personal Property");

      1.1.2 Inventory. All materials, work in process and finished goods inventories, supplies and spare parts, used in the Business (collectively, the "Inventory");

      1.1.3 Receivables. All accounts and notes receivable, unbilled revenues and other billable items of cost arising from the sale of goods or materials and/or the rendering of services in connection with the operation of the Business, together with any unpaid interest accrued thereon from the respective obligors, and any security or collateral therefor, (collectively, the "Receivables");

      1.1.4 Certain Rights. All rights of Seller under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors in connection with products or services purchased by Seller for the Business or affecting the Personal Property or the Inventory;

      1.1.5 Contracts. All rights of Seller under active contracts, subcontracts, agreements, equipment leases, proposals, bids, quotations, purchase orders and commitments, and sales orders and commitments of any kind, whether written or oral, including confidentiality, licensing, distribution, joint venture, teaming, partnership and limited liability company operating agreements (the "Contracts"), including, without limitation, the list of all active customer contracts for the sale of products or services set forth on
Schedule 1.1.5;

      1.1.6 Real Estate. All real property (including fixtures) located at 11300 West 89th Street, Overland Park, Kansas, described in Schedule 1.1.6, including all buildings, structures and improvements on the Land, including without limitation, all mechanical systems, fixtures and equipment (including but not limited to compressors, engines, elevators and escalators), electrical systems, fixtures and equipment, heating, air conditioning and ventilation fixtures, systems and equipment and plumbing fixtures, systems and equipment (the "Improvements"), and all other rights, privileges and appurtenances owned by Seller and in any way directly related to the Land or the Improvements (the "Owned Property");

      1.1.7 Business Records. All business and financial records, ledgers, sales invoices, accounts and payroll records, files, books and documents including, but not limited to, manuals, data, sales and advertising materials, customer (including prospective customer) and supplier lists and reports, sales, distribution and purchase correspondence, personnel files and records, engineering drawings, notebooks and logbooks, and, with respect to the Owned Property, all site plans, surveys, soil and substrata studies, architectural renderings, plans and specifications, engineering plans and studies, floor plans, landscape plans and other plans, diagrams or studies of any kind, if any, which relate to the Owned Property, and all original and duplicate copies thereof (but excluding certain business records relating solely to the Excluded Assets or the Excluded Liabilities) (collectively, the "Business Records");

      1.1.8 Computer Software. All right, title and interest of Seller in and to the computer programs (including computer modeling programs, design and operational software and computer source and object codes), computer data bases, and related documentation, developed, under development or used or useful for accounting, marketing, engineering, manufacturing or any other purpose in the Business;

      1.1.9 Patents and Technology. All right, title and interest of Seller in and to patents, patent applications and inventions and all right, title and interest of Seller in and to research and development, processes, trade secrets, know-how, formulae, chip designs, mask works, inventions, and manufacturing, engineering, quality control, testing, operational, logistical, maintenance and other technical information and technology used in, useful to or otherwise relating to the Business;

      1.1.10 Trademarks and Copyrights. All right, title, interest and goodwill of Seller in and to trademarks, trade names and service marks, and registrations and applications for such trademarks, trade names and service marks, including, without limitation, trademark registration number 1767955 (regarding the mark "Airport Systems International, Inc. and design", hereinafter the "Registered Trademark"), used by or relating to the Business and the products and services associated therewith and all right, title and interest of Seller in and to copyrights, and registrations and applications for copyrights;

      1.1.11 Permits. To the extent legally assignable, all permits, consents, approvals, certificates and authorizations issued by any governmental authority for the operations of the Business or otherwise relating to the Assets (collectively, the "Permits");

      1.1.12 Prepaid Charges. All deferred and prepaid charges, recoverable deposits, advances, expenses, sums and fees of Seller which relate to the Business and Assumed Liabilities;

      1.1.13 Claims. All claims, causes of action, rights of recovery and rights of offset asserted by Seller or which could be asserted by Seller (whether known or unknown) and relating to the Business, the Assets, or the Assumed Liabilities; and

      1.1.14 General. All other property, tangible or intangible, of every kind and description, used or held for use primarily in connection with the Business, whether or not reflected on the books and records of Seller or the Business, other than the Excluded Assets.

      Section 1.2 Excluded Assets. Notwithstanding anything to the contrary contained in Section 1.1 herein, Seller is under no obligation to sell, assign, transfer or convey (and does not hereby sell, assign, transfer or convey), and Buyer is under no obligation to accept or purchase (and does not hereby accept or purchase) any of the following assets, rights and properties of Seller (the "Excluded Assets"):

      1.2.1 Tax Refunds. Any refund of Taxes relating to the Business for periods ending on or prior to the Closing Date, except any refund of Taxes that are an Assumed Liability, if any;

      1.2.2 Certain Contracts. Any inactive, completed, closed or terminated contracts and orders and claims related thereto, and, at the option of Buyer on a case by case basis, any customer contract that is not listed on Schedule 1.1.5;

      1.2.3 Leaseholds. The leasehold with respect to the Bond Street Lease and any other lease with respect to real property or facilities used by the Business;

      1.2.4 Cash. Cash and cash equivalents in the Business as of the close of business on the Closing Date;

      1.2.5 Corporate Records. Seller's corporate charter, stock record books, corporate record books containing minutes of meetings of directors and stockholders and other such records as have to do with Seller's organization or stock capitalization;

      1.2.6 Benefit Plans. The assets and rights under the retirement, welfare or other employee benefit plans maintained by Seller;

      1.2.7 DCI Assets. The assets, properties, rights or contracts owned by DCI, Inc., a Kansas corporation and subsidiary of Elecsys, and not used exclusively in the Business; and

      1.2.8 Aircraft. A Beech Bonanza aircraft leased by Elecsys which has been used in the Business.

      Section 1.3 Assumed Liabilities. Buyer hereby agrees to assume, perform, pay and discharge the following Liabilities of Seller relating to or arising out of the operation, business and affairs of the Business or the Assets, in each case to the extent such Liabilities do not otherwise give rise to the breach of any representation or warranty of Seller or Elecsys contained in Article III of this Agreement (collectively, the "Assumed Liabilities"):

      1.3.1 Contracts; Leases. All Liabilities arising under the Contracts (other than those contracts excluded pursuant to Section 1.2.2), but not including any Liability for any breach thereof occurring on or prior to the Closing Date or any Liabilities arising under any letters of credit or stand-by letters of credit related to the Business;

      1.3.2 Employment. All Liabilities to be undertaken by Buyer under Sections
5.11 and 5.12 herein in respect of employment or retention after the Closing Date for those individuals who are actively employed by or otherwise working in the Business as common law employees as of the Closing Date and who accept employment with Buyer as of the Closing Date, or who are on vacation, other authorized leave, leave under the Family and Medical Leave Act, illness absence (but excluding those on short or long term disability), or military service leave of absence from the Business and who accept employment with Buyer upon such person returning from vacation or leave, (all such employees actively employed and working in the Business as of the Closing Date who accept Buyer's offer of employment, whether at Closing or otherwise, pursuant to Section 5.11 hereof, the "Hired Employees"); provided, however, in the case of Employees that are on vacation or leave on the Closing Date, Seller shall retain and discharge all Liabilities that accrue at any time prior to such Employee beginning active employment with Buyer following the Closing Date to the extent such Liabilities are not reflected in the Final Closing Net Asset Statement;

      1.3.3 Warranty Claims. Any and all claims relating to warranty obligations or services, with respect to any product or service sold or provided by the Business on or prior to the Closing Date, whether or not such claims were accrued, liquidated, contingent, or known or unknown to Seller or Elecsys at or prior to the Closing, provided that the reserve for product warranties shall be included on the Final Closing Net Asset Statement (the "Warranty Reserve");

      1.3.4 Trade Payables. All trade accounts payable relating to the Business as of the Closing Date that are listed on Schedule 1.3.4;

      1.3.5 Mortgage. Any and all obligations of Seller under that certain Mortgage and Security Agreement and Fixture Financing Statement, dated May 20, 1991, by and between Seller and Mutual Service Life Insurance Company, a Minnesota Corporation (the "Mortgage") and that certain Promissory Note, dated May 20, 1991, by and between Seller and Mutual Service Life Insurance Company (the "Promissory Note"), related to the Owned Property, except for any and all Losses under or in connection with either the Mortgage or the Promissory Note relating to or arising from (i) any fee, penalty, or additional cost due to a change in the current terms of either the Mortgage or the Promissory Note, including, without limitation, any pre-payment penalty, change in interest rate or exercise of any acceleration right, in connection with any action of Seller or Elecsys on or prior to the Closing Date, (ii) any modifications to the terms and conditions to the Mortgage or Promissory Note occurring prior to the Closing Date or as a consequence of the transactions contemplated by this Agreement, or
(iii) the transactions contemplated by this Agreement;

      1.3.6 Accrued and Reserved Liabilities. All Liabilities fully accrued and reserved on the Final Closing Net Asset Statement as of the Closing Date as listed on Schedule 3.4.2; and

      1.3.7 Customer Down Payments. All customer down payments as of the Closing Date that are listed on Schedule 3.10.1(f).

      Section 1.4 Excluded Liabilities. Notwithstanding any provision hereof or any schedule or exhibit hereto and regardless of any disclosure to the Buyer, the Buyer shall not assume any Liabilities of Seller or Elecsys relating to or arising out of the operation of the Business or the ownership of the Assets prior to the Closing other than the Assumed Liabilities (the "Excluded Liabilities"). Without limiting the generality of the foregoing, the following liabilities and obligations will be deemed to be Excluded Liabilities:

      1.4.1 Infringement. Any and all Liabilities and obligations relating to the infringement or misappropriation of the intellectual property rights of other persons or entities by Seller or Elecsys on or prior to the Closing Date;

      1.4.2 Environmental Liabilities. Any and all Losses relating to the conduct of the Business or the acts or omissions of Seller or Elecsys on or prior to the Closing Date that are based upon, arise in connection with or relate to any Environmental Laws, including, without limitation, any such Losses that may be made or imposed by any Governmental Authority or any private party, or that are based upon, arise in connection with or relate to any Environmental Condition or the discharge of any substances into the air, ground or water (whether or not such substance is regarded as hazardous or toxic as of the Closing Date) or the presence of any substances from, on, at or in any parcels of real property used by the Business, Seller or Elecsys, or the Personal Property or Inventory at any time on or prior to the Closing Date;

      1.4.3 Litigation. Any and all Proceedings whether of a civil or criminal nature and whether known or unknown, arising out of any act or omission of Seller or Elecsys, or any of their respective employees, officers, affiliates or agents, or out of any event occurring at any time on or prior to the Closing Date;

      1.4.4 Employees. Any and all amounts and Liabilities claimed against Buyer, Seller or Elecsys by, or on behalf of, any Employee, consultant or temporary employee or former employee of Seller or Elecsys relating to, based upon, arising from or in connection with such person's employment with Seller or Elecsys or the termination of any such person's employment, employment or consulting contract or other arrangement with any Person other than Buyer: (a) before or as of the Closing Date, and (b) at any time, if such person does not accept an offer of employment from Buyer made pursuant to Section 5.11 hereof. In the case of Employees that are on vacation or leave on the Closing Date, all Liabilities that accrue at any time prior to such Employee beginning active employment with Buyer following the Closing Date to the extent such Liabilities are not reflected in the Final Closing Net Asset Statement. All Liabilities with respect to any Employees who are on short or long term disability as of the Closing Date;

      1.4.5 Taxes. Any and all Taxes arising out of the operation of the Business or relating to the Assets with respect to any period ending on or prior to the Closing Date, whether such period is recognized as a separate period by any Taxing Authority, or is a notional part of any such period;

      1.4.6 Leases. Any and all Liabilities arising under the Bond Street Lease or any other lease with respect to real property or facilities used by the Business;

      1.4.7 Benefit Plans. Subject to Section 1.3.2, any and all Liabilities under the retirement, welfare or other employee benefit plans related to the Business;

      1.4.8 Indebtedness. Any and all Liabilities of Seller or Elecsys, or any of its affiliates, under any second mortgage in favor of Bank of America, letter of credit or standby letter of credit or agreement or instrument of indebtedness other than the Mortgage and Promissory Note related to the Owned Property, provided that the Excluded Liabilities shall include any and all Losses under or in connection with either the Mortgage or the Promissory Note (i) relating to any fee, penalty, or additional cost due to a change in the current terms of either the Mortgage or the Promissory Note, including, without limitation, any pre-payment penalty, change in interest rate or exercise of any acceleration right, in connection with any action of Seller or Elecsys on or prior to the Closing Date, or (ii) relating to or arising from the transactions contemplated by this Agreement;

      1.4.9 Contracts. Any and all inactive, completed, closed or terminated contracts and orders and claims related thereto, subject to Subsection 1.3.3;

      1.4.10 Trade Payables. Any and all trade accounts payable other than those set forth on Schedule 1.3.4;

1.4.11 Contract Defaults. Subject to Section 1.3.3 regarding Warranty Claims, any and all Liabilities, costs and expenses incurred by Buyer as a result of any breach of or default by Seller or Elecsys under any Contract to the extent such breach or default occurred on or prior to the Closing Date;

      1.4.12 Stock Plans; Agreements. Any and all obligations relating to any stock option plan, restricted plan, stock purchase plan or stock incentive plan of any kind entered into or maintained by Seller or Elecsys, with respect to the Business, with or for the benefit of any person, including employees, officers, directors and consultants of Seller or Elecsys, with respect to the Business; and

      1.4.13 Other Excluded Liabilities. Any and all other Liabilities not expressly assumed by Buyer pursuant to this Agreement.

                                   ARTICLE II

                       CLOSING; PURCHASE PRICE; ADJUSTMENT

      Section 2.1 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Crowell & Moring LLP, 1001 Pennsylvania Avenue, N.W., Washington, D.C. 20004 at 10:00 a.m. local time on, the first business day after complete and final satisfaction or waiver of the conditions set forth in Articles VI and VII herein, or at such place, date and time as the parties may agree (the "Closing Date"). If such conditions have not been completely and finally satisfied, or have not been waived by the applicable party hereto, by 5:00 p.m. Eastern Daylight time on August 31, 2001, then this Agreement shall terminate in accordance with the provisions of Article IX and no party shall be obligated to close or consummate the transactions contemplated hereby.

      Section 2.2 Purchase Price; Closing Deliveries. In addition to the assignment and transfer of the Assets in accordance with Section 1.1 herein, and the assumption of the Assumed Liabilities in accordance with Section 1.3 herein, the parties further agree as follows:

      2.2.1 Purchase Price. As full payment for the Assets, Buyer shall assume the Assumed Liabilities and pay to Seller an amount in cash equal to Seven Million Seven Hundred Thousand Dollars ($7,700,000) (the "Purchase Price"). At Closing, Buyer shall pay: (i) to Seller the Purchase Price minus $400,000 (the "Escrowed Amount") in U.S. currency via wire transfer of immediately available funds to the account designated by Seller in writing to Buyer prior to the Closing Date, and (ii) to UMB Bank, N.A. (the "Escrow Agent"), the Escrowed Amount in U.S. currency via wire transfer of immediately available funds to the account designated by the Escrow Agent in writing to Buyer prior to the Closing Date. The Purchase Price shall be subject to adjustment after Closing pursuant to Section 2.4 hereof.

      2.2.2 Transfer of Title. As of 11:59 p.m. on the Closing Date, title to all of the Assets and risk of loss shall pass to Buyer, and Buyer shall assume and be responsible for all Assumed Liabilities. At the Closing, Seller shall deliver to Buyer an executed original of a Bill of Sale substantially in the form of Exhibit A attached hereto (the "Bill of Sale") and Buyer shall deliver to Seller an executed original of a Certificate of Assumption substantially in the form of Exhibit B attached hereto (the "Certificate of Assumption").

      2.2.3 Additional Agreements. At the Closing, Buyer, on the one hand, and Seller or Elecsys, as the case may be, on the other, shall enter into the following additional agreements and make the following additional deliveries:

      (a) a trademark assignment (the "Trademark Assignment") assigning to Buyer all of Seller's right, title and interest in the Registered Trademark;

      (b) (i) a warranty deed to the Owned Property appropriate in form for the conveyance of the fee simple interest in the Owned Property, (ii) a title commitment and a pro forma title policy for the Owned Property from a title company reasonably acceptable to Buyer (the "Title Company"), and (iii) such other documents as may be necessary to transfer the Owned Property (collectively the "Conveyance Documents");

      (c) an escrow agreement in form and substance satisfactory to the parties to hold the Escrowed Amount until distribution as set forth in such agreement (the "Escrow Agreement");

      (d) a guaranty substantially in the form of Exhibit C attached hereto executed by Elecsys guarantying the performance of all obligations of Seller under this Agreement (the "Elecsys Guaranty");

      (e) a guaranty substantially in the form of Exhibit D attached hereto executed by Buyer's Parent guarantying the performance of all obligations of Buyer under this Agreement (the "Buyer's Parent Guaranty"); and

      (f) original copies of all unexpired letters of credit issued in favor of Seller (or Elecsys if related to the Business) together with all such Consents and instruments of transfer as shall be necessary to give Buyer the exclusive right and ability (without any further action on the part of Seller, Elecsys or the issuers thereof) to present and draw upon such letters of credit in accordance with the terms thereof.

      2.2.4 Other Deliveries. At the Closing, Seller and Buyer shall cause to be delivered the certificates and other documents respectively required to be delivered pursuant to Articles I, VI and VII herein, and such other certificates or instruments of title as one party may reasonably request of another to consummate the transactions contemplated by this Agreement.

      Section 2.3 Allocation of Purchase Price.

      2.3.1 Asset Acquisition Statement. Not later than fifteen (15) days prior to the Closing, Buyer shall propose to Seller a statement allocating the aggregate amount of the consideration received (within the meaning of Code
Section 1060) among the Assets (the "Asset Acquisition Statement"). The Asset Acquisition Statement shall be prepared in accordance with Code Section 1060 and the regulations thereunder. Prior to Closing, the parties shall agree, in a manner mutually acceptable to the parties, to a final Asset Acquisition Statement, subject to revision only pursuant to Section 2.4.5 hereof or by mutual agreement of the parties.

      2.3.2 Tax Returns. All Income Tax Returns and reports filed by Buyer and Seller, including Internal Revenue Service Form 8594, will be prepared consistently with the allocation set forth in the Asset Acquisition Statement, as revised and amended pursuant to Subsection 2.4.5 hereof.

Section 2.4 Purchase Price Adjustment.

      2.4.1 April Net Asset Statement. Schedule 2.4.1 delivered hereunder sets forth (i) a statement of the Assets and Assumed Liabilities as of April 30, 2001 (the "April Net Asset Statement") which accurately reflects the Net Asset Value as of such date, and (ii) a reconciliation of the April Net Asset Statement to the April Balance Sheet delivered pursuant to Section 3.4.1(iii) hereof. The April Net Asset Statement has been prepared in accordance with GAAP applied consistent with past practice, except that (a) the line items for "LIFO Reserve" and "Overhead in Inventory" are not reflected, and (b) footnotes and year end adjustments have been omitted.

      2.4.2 Closing Net Asset Statement. Within fifteen (15) days after the Closing Date, Seller shall deliver to Buyer a statement of the Assets and Assumed Liabilities as of the close of business at 5:30 PM on the Closing Date (the "Closing Net Asset Statement") which reflects the Net Asset Value as of such date. The Closing Net Asset Statement shall present accurately the financial condition of the Assets and Assumed Liabilities as of the date thereof and shall be prepared in accordance with GAAP applied consistent with past practice and on a basis consistent with the April Net Asset Statement. Buyer and its representatives and accountants shall have the right to participate in and observe the process of the preparation of the Closing Net Asset Statement and shall have such access as Buyer may reasonably request to any books, records, work papers or other information that may be used or useful in preparing the Closing Net Asset Statement and the calculation of the Final Closing Net Asset Value (as defined below).

      2.4.3 Objections and Resolution. Within sixty (60) days after receipt of the Closing Net Asset Statement, Buyer shall either inform Seller in writing that the Closing Net Asset Statement is acceptable or object to the Closing Net Asset Statement in writing setting forth in reasonable detail a description of Buyer's objections. If Buyer fails to deliver written objection to Seller within such sixty-day period, or if Buyer informs Seller in writing that the closing Net Asset Statement is acceptable, the Closing Net Asset Statement delivered by Seller shall be deemed final (the "Final Closing Net Asset Statement") and the Net Asset Value as of the Closing Date reflected thereon shall be the "Final Closing Net Asset Value." If Buyer objects as provided above and if Seller does not agree with Buyer's objections (it being agreed that the failure of Seller to deliver written notice to Buyer of Seller's disagreement with Buyer's objection within fifteen (15) days of receipt of such objection shall be deemed acceptance by Seller) and such objections are not resolved on a mutually agreeable basis within fifteen (15) days after delivery of notice to Buyer of Seller's disagreement to Buyer's objection thereof, then a disagreement between Seller and Buyer regarding the same shall be deemed to exist (the "Disagreement"). If a Disagreement is deemed to exist, the Escrowed Amount shall be paid out or retained, in whole or in part, pursuant to the terms of the next succeeding sentence and the Escrow Agreement (which the parties hereto hereby covenant shall be consistent with the terms of this Subsection 2.4.3). On the next business day following the occurrence of the

Disagreement, Buyer shall notify the Escrow Agent of the Net Asset Value that Buyer asserts should be the Final Closing Net Asset Value (the "Buyer's Asserted NAV") and, on the next succeeding business day, the Escrow Agent shall (a) if Buyer's Asserted NAV is $6,046,000 or greater, pay to Seller the Escrowed Amount, or (b) if Buyer's Asserted NAV is greater than $5,646,000 but less than $6,046,000, pay to Seller an amount equal to the Buyer's Asserted NAV less $5,646,000 and retain the balance, or (c) if Buyer's Asserted NAV is less than or equal to $5,646,000, retain the entire Escrowed Amount. After giving effect to the previous sentence, the amount that is retained in escrow shall be deemed to be the Escrowed Amount for purposes of Subsection 2.4.4 below. Once a Disagreement is deemed to exist, Buyer and Seller shall select an independent auditing firm, which firm shall not be the regular auditing firm of either Buyer or Seller, or, if Buyer and Seller cannot agree on the independent auditing firm to be retained, Buyer and Seller shall each submit the name of one independent auditing firm that is not the regular auditing firm of such party and the independent auditing firm shall be selected by lot from those two firms (by whichever method selected, the "Independent Accountants"). The Independent Accountants shall resolve the Disagreement within thirty (30) days after the mutual engagement of the Independent Accountants and their decision in resolving the Disagreement shall be final and binding upon, and their fees, costs and expenses shall be shared equally by, Seller and Buyer. Each party hereto shall bear the fees, costs and expenses of its own accountants. Upon resolution of any such Disagreement, the resulting Closing Net Asset Statement shall be deemed the Final Closing Net Asset Statement and the Net Asset Value as of the Closing Date reflected thereon shall be the Final Closing Net Asset Value.

      2.4.4 Final Adjustment. If the Final Closing Net Asset Value is greater than $6,046,000 (the "Target Net Asset Value"), Buyer shall pay to Seller the absolute difference between such two amounts, and the Escrow Agent shall pay to Seller the Escrowed Amount. If the Final Closing Net Asset Value is equal to the Target Net Asset Value, the Escrow Agent shall pay to Seller the Escrowed Amount. If the Final Closing Net Assert Value is less than the Target Net Asset Value and the difference is less than the Escrowed Amount, the absolute difference between the Target Net Asset Value and the Final Closing Net Asset Value shall be paid to Buyer by the Escrow Agent from the Escrowed Amount and the remaining Escrowed Amount shall be paid by the Escrow Agent to Seller. If the Target Net Asset Value exceeds the Final Closing Net Asset Value by $400,000 or more, the Escrow Agent shall pay to Buyer the Escrowed Amount and, in addition, Seller shall pay to Buyer the amount by which the difference between the Target Net Asset Value and the Final Closing Net Asset Value is in excess of such Escrowed Amount paid to Buyer. The Purchase Price as adjusted pursuant to this Section 2.4 is referred to herein as the "Final Purchase Price." Any payment pursuant to this Section 2.4.4 shall be made by Buyer, Seller or the Escrow Agent, as the case may be, within five (5) business days following the final determination of the Final Closing Net Asset Value in accordance with this
Section 2.4 by bank wire transfer of immediately available funds to an account designated in writing by Buyer or Seller, as the case may be, at least one (1) day prior to such payment date.

      2.4.5 Adjustment to Asset Acquisition Statement. Once a Final Closing Net Asset Value is determined, the parties shall agree, in a manner mutually acceptable to the parties, to a final revised Asset Acquisition Statement.

      2.4.6 Fees of Escrow Agent. All fees and expenses of the Escrow Agent shall be paid by Seller and Buyer shall have no liability therefor.

      Section 2.5 Sales and Use Tax. Buyer and Seller shall cooperate in preparing, signing and filing use and sales Tax Returns relating to the purchase and sale of the Assets, and Seller shall pay and shall indemnify Buyer and hold Buyer harmless from any and all sales, transfer, documentary, stamp, recording and similar Taxes due with regard to such purchase and sale. Such Tax Returns shall be prepared in a manner consistent with the Asset Acquisition Statement, as revised and amended pursuant to Subsection 2.4.5 hereof.


                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF SELLER AND ELECSYS

      Seller and Elecsys hereby jointly and severally represent and warrant to Buyer, as of the date hereof and as of the Closing Date, as set forth below.

      Section 3.1 Corporate Status and Authority of Seller. Seller (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas and (b) has all requisite corporate power and authority to conduct the Business as presently conducted and to own, lease or operate the Assets, and (c) is duly qualified to do business in each jurisdiction in which the nature of the Business and its current customer contracts or the location of the Assets requires it to be so qualified, other than those jurisdictions in which the failure to be so qualified is not, individually, or in the aggregate, reasonably expected to have a Material Adverse Effect on the Business. Schedule
3.1 lists each jurisdiction in which Seller is qualified to transact business. Seller has all requisite corporate power and authority to execute and deliver this Agreement and the other agreements required to be delivered under this Agreement, namely the Bill of Sale, the Certificate of Assumption (acknowledgement only), the Trademark Assignment, and the Conveyance Documents (collectively, the "Ancillary Agreements"), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller of this Agreement and the Ancillary Agreements to which it is a party have been duly authorized by the Board of Directors of Seller and such Board authorization, along with the due authorization of Elecsys, constitutes all necessary corporate action on the part of Seller necessary to approve such execution, delivery and performance by Seller. This Agreement has been and the Ancillary Agreements to which it is a party will be duly executed and delivered by Seller and, once duly authorized by Elecsys, will constitute the valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application referring to or affecting the enforcement of creditors' rights or by general equitable principles.

      Section 3.2 Corporate Status and Authority of Elecsys. Elecsys is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Kansas. Elecsys has all requisite corporate power and authority to own, lease and operate its assets and to carry on its business as now being conducted, and to execute and deliver this Agreement and the Elecsys Guaranty, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Elecsys of this Agreement and the Elecsys Guaranty have been duly authorized by the Board of

Directors of Elecsys and such Board authorization, along with the due authorization of Elecsys's shareholders with respect to this Agreement, which is expected to be sought within a reasonable amount of time following the execution of this Agreement, constitutes all necessary corporate action on the part of Elecsys necessary to approve such execution, delivery and performance by Elecsys. Each of this Agreement and the Elecsys Guaranty has been duly executed and delivered by Elecsys and, once this Agreement has been duly authorized by Elecsys's shareholders, will constitute the valid and binding obligations of Elecsys, enforceable against Elecsys in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application referring to or affecting the enforcement of creditors' rights or by general equitable principles.

      Section 3.3 No Conflicts, etc.. Except as set forth in Schedule 3.3:

      3.3.1 Charter Documents. The execution, delivery and performance by Seller and Elecsys of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not result in (a) any conflict with or violation of the articles of incorporation or by-laws of Seller, or of the articles of incorporation or by-laws of Elecsys, (b) any breach or violation of or default under, or result in the creation or imposition of any Liens under, any statute, regulation, judgment, order or decree, or any mortgage, deed of trust, indenture, security agreement, pledge or any other similar instrument to which Seller or Elecsys is a party or by which either of them or their respective properties or assets are bound, or (c) any breach, violation or termination of or default under any Material Contract.

      3.3.2 Governmental Consents. Except as set forth on Schedule 3.3.2, no consent, approval or authorization of or filing with any Governmental Authority is required on the part of Seller or Elecsys in connection with the execution and delivery of this Agreement and the Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby.

      Section 3.4 Financial Statements.

      3.4.1 Schedules. Schedule 3.4.1 sets forth (i) the audited consolidated financial statements of Elecsys as at and for the twelve-month periods ended April 30, 1999 and 2000, including a balance sheet and statements of income, retained earnings and cash flow, (ii) unaudited consolidated financial statements of Elecsys as at the end of and for each fiscal quarter ending after January 31, 2000 and prior to the Closing Date, including a balance sheet and statements of income, retained earnings and cash flow, and (iii) unaudited financial statements of Seller as at and for the twelve-month period ended April 30, 2001, including a balance sheet (the "April Balance Sheet") and statements of income, retained earnings and cash flow (the April Balance Sheet and such statements collectively, the "Financial Statements"). The Financial Statements present accurately the financial condition and the results of operations of Seller as of the dates and for the periods indicated therein, and were prepared in all material respects in accordance with GAAP applied consistent with past practice (subject, in the case of unaudited Financial Statements, to year end adjustments and the absence of notes).

      3.4.2 Reserves. Set forth on Schedule 3.4.2 is a correct and complete list of all accruals and reserves for product warranties and other liability reserves maintained by Seller as of the date hereof and as of the Closing Date.

      3.4.3 No Undisclosed Liabilities. Except as set forth on Schedule 3.4.3, the Business has no Liabilities or obligations of any nature, secured or unsecured (absolute, accrued, contingent or otherwise and whether due or to become due), (i) of a nature required to be reflected on a balance sheet of Seller prepared in accordance with GAAP which were not fully reflected or reserved in the Financial Statements except those incurred since April 30, 2001 in the ordinary course of business consistent with past practices, or (ii) to Seller's Knowledge, of any other kind or nature, whether or not required to be reflected on a balance sheet.

      3.4.4 Forecast. Schedule 3.4.4 sets forth the business plan and forecast for the Business for the fiscal year 2002. All projections contained in such business plan and forecast were, when made or adopted by Seller and Seller's management, made or adopted in good faith with a reasonable basis.

      3.4.5 Absence of Changes. Other than as set forth on Schedule 3.4.5 delivered hereunder, since January 31, 2001, Elecsys, with respect to the Business, and Seller, have conducted the operations of the Business and maintained the assets of the Business and performed, paid and discharged the Liabilities of the Business only in the ordinary course, consistent with past practices and no events or conditions have occurred or been discovered that are, individually or in the aggregate reasonably expected to have a Material Adverse Effect on the Business. In addition, except as set forth on Schedule 3.4.5, there has not been:

      (a) Any increase in the rate or terms of compensation payable by Seller to any of its officers or Employees, except increases occurring in the ordinary course of business in accordance with their customary practices (which shall include normal periodic performance reviews and related compensation and benefit increases);

      (b) Any material increase in the rate or terms of any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any of the officers or Employees of Seller, except increases occurring in the ordinary course of business in accordance with their customary practices (which shall include normal periodic performance reviews and related compensation and benefit increases);

      (c) Any loan to, or guarantee or assumption of any loan or obligation by Seller on behalf of any officer or Employee of Seller except advances occurring in the ordinary course of business in accordance with customary practices;

      (d) Any entry into any agreement, commitment, or transaction (including without limitation any borrowing, capital expenditure or capital financing or any acquisition of the securities or assets of any other entity) by Seller, except agreements, commitments or transactions contemplated by this Agreement or entered into in the ordinary course of business;

      (e) Any sale, lease, transfer or assignment of any of the assets of Seller, tangible or intangible, other than retirement or other disposition of assets or the sale of finished products and spare parts in the ordinary course of the operation of the Business;

      (f) Any acceleration, termination, cancellation or material modification (by any party including Seller and Elecsys) of any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) either involving more than $10,000 or outside the ordinary course of business to which either Seller or Elecsys, with respect to the Business, is or was a party or by which either of them is or was bound;

      (g) Any delay or postponement by Seller of the payment of accounts payable and other liabilities outside the ordinary course of business;

      (h) Any cancellation, compromise, waiver or release by Seller of any right or claim (or series of related rights and claims) either involving more than $10,000 or outside the ordinary course of business; or

      (i) Any change by Seller in its accounting methods, practices or principles not otherwise required by any changes in GAAP.

      Section 3.5 Real Property.

      3.5.1 Identification and Title. Seller acknowledges that it owns the Owned Property in fee simple subject to no easements, covenants, restrictions or encumbrances whatsoever except for the Permitted Exceptions and agrees that it will convey the Owned Property to Buyer at Closing in fee simple subject only to the Permitted Exceptions.

      3.5.2 Condition. To Seller's Knowledge, the Owned Property and all buildings and fixtures appurtenant thereto are in good operating condition and repair as is consistent with the uses with which Seller presently employs them, subject to maintenance, repairs or replacements conducted or required in the ordinary course of the operation of the Owned Property that would not individually or in the aggregate have a Material Adverse Effect on the Business.

      3.5.3 Adequacy. The Owned Property is adequate to enable Seller to conduct the Business for one year following the Closing as contemplated by the business plan and forecast set forth in Schedule 3.4.4.

      3.5.4 Related Agreements. Seller has not entered into any contract, arrangement or understanding with respect to the future ownership, acquisition, development, use, occupancy, sublease, lease or operation of the Owned Property.

      3.5.5 No Condemnation. To Seller's Knowledge, there is no pending condemnation or similar proceeding affecting the Owned Property or any portion thereof. Seller has not received any written notice, and has no actual knowledge, that any such proceeding is contemplated.

      3.5.6 Zoning. To Seller's Knowledge, the current ownership, operation, use and occupancy of the Owned Property does not violate any zoning, building, health, flood control, fire or other Law, ordinance, order or regulation or any restrictive covenant. To Seller's Knowledge, there are no violations of any federal, state, county or municipal law, ordinance, order, regulation or requirement, affecting any portion of the Owned Property, and Seller has received no written notice of any such violation from any Governmental Authority.

      3.5.7 Compliance. The Improvements located on the Owned Property (including without limitation all mechanical, electric, water, air conditioning and heating systems and appliances included therein) (i) are being occupied, maintained and operated in compliance with all applicable Laws, regulations, insurance requirements, contracts, leases, permits, licenses, ordinances, restrictions, building set back lines, zoning regulations, covenants, reservations and easements, and Seller has not received any notice, written or verbal, claiming any violation of any of the same or requesting or requiring the performance of any repairs, alterations or other work in order to so comply, and
(ii) all required certificates of occupancy have been duly issued and remain outstanding and in effect with regard to the Owned Property.

      3.5.8 No Mechanics Liens. No work has been performed or is in progress by Seller at and no materials have been furnished to the Owned Property or any portion thereof, which might give rise to mechanic's, materialman's or other liens against the Owned Property or any portion thereof.

      3.5.9 Utility Service. There is sufficient utility service available to the Owned Property (including without limitation, gas, electricity, water, sewer capacity and telephone service) for the operations presently being conducted thereon.

      3.5.10 No Adverse Parties. There are no adverse parties in possession of the Owned Property or of any part thereof and no parties are in possession thereof except Seller and no party has been granted any license, lease, or other right relating to the use or possession of the Owned Property.

      3.5.11 Not a Foreign Party. Seller is not a foreign person selling property as described in the Foreign Investment in Real Property Tax Act.

      3.5.12 Subdivision Compliance. To Seller's Knowledge, Seller has complied with all subdivision or lot split requirements necessary for Seller's conveyance of the Owned Property to Buyer.

      3.5.13 Insurance. The Owned Property is currently covered by fire and extended coverage insurance for the full replacement value of the Owned Property.

      3.5.14 Taxes and Other Items. All ad valorem taxes, occupancy taxes, sales taxes, use taxes and all other Taxes, excises and assessments, and all of the bills, costs, expenses and other liabilities whatsoever attributable to the Owned Property accrued or assessed to the date hereof have been paid in full, or if not yet due and payable, then all unpaid amounts accrued or assessed shall be paid as of the Closing Date, unless otherwise indicated on Schedule 3.5.14;

and in the case of any such taxes, excises and other assessments, all returns for periods through the date hereof have been or will be filed before the same become delinquent.

      Section 3.6 Personal Property.

      3.6.1 Identification and Location. All Personal Property owned or leased by Seller that (i) in the case of any such owned property, has a net book value as of April 30, 2001 of $500 or more or, if less, is material to the operations of the Business, or (ii) in the case of any lease of Personal Property, requires aggregate annual lease payments in excess of $15,000, are listed on Schedule
3.6.1 and such schedule indicates whether the Personal Property listed thereon is owned or leased by Seller. Schedule 3.6.1 also sets forth the locations where the Personal Property is situated including the nature of the Personal Property at each such location. True and complete copies of each lease related to Personal Property listed on Schedule 3.6.1 has been or, prior to Closing will be, made available and delivered to Buyer.

      3.6.2 Title. Except as set forth on Schedule 3.6.2, Seller now has, and on the Closing Date will have, good and valid title to the Personal Property owned by it and a good and valid leasehold interest in all Personal Property leased by it, in each case free and clear of all Liens except for Permitted Liens.

      3.6.3 Condition. To Seller's Knowledge, all Personal Property owned or leased by Seller (i) is in good operating condition and repair, ordinary wear and tear excepted (except for such items of Personal Property listed on Schedule
3.6.3 which have been fully depreciated and have no book value and as to which Seller represents and warrants that if any such item or items failed to function, such failure or failures to function would not individually or in the aggregate have a Material Adverse Effect on the Business), (ii) is suitable for the purposes for which it is presently being used and (iii) is sufficient to conduct the Business immediately after the Closing in the manner in which it has been conducted prior to Closing. Each item of Personal Property owned or used by Seller immediately prior to the Closing will be owned or available for use by Buyer immediately subsequent to Closing.

      Section 3.7 Accounts Receivable. Schedule 3.7 sets forth a complete and accurate list of the billed and unbilled Receivables. The billed and unbilled Receivables reflected on the April Balance Sheet are, and the billed and unbilled Receivables reflected on the Final Closing Net Asset Statement will be, bona fide receivables, accounted for in accordance with GAAP and were or will be collectible from customers in the ordinary course of business, subject to any reserves for uncollectibility or doubtful accounts reflected on the April Balance Sheet or the Final Closing Net Asset Statement, as the case may be. All such billed and unbilled Receivables constitute amounts due with respect to actual transactions in the ordinary course of the operation of the Business and are free of rights of set-off and collectible from customers within 120 days of the Closing Date, taking into account the amounts reflected in the doubtful accounts reserve.

      Section 3.8 Inventory. Schedule 3.8 sets forth a complete and accurate list of the Inventory as of the date hereof and as of the Closing Date. All Inventory reflected on the April Balance Sheet is, and all Inventory to be transferred to Buyer at the Closing and reflected on the Final Closing Net Asset Value Statement will be, of good and merchantable quality, saleable (in the case of Inventory held for sale) or currently usable (in the case of other Inventory) in the ordinary course of business, without mark-downs, subject to any reserves for non-conforming goods and obsolescence.

      Section 3.9 Intellectual Property.

      3.9.1 Patents and Know-How. Schedule 3.9.1 sets forth a complete and accurate list of each patent and patent application, and each license or licensing agreement, for each of the patents, patent applications, inventions, formulas, confidential proprietary technical information, designs, schematics, drawings, plans, data compilations, _ manuals, instructions, trade-secrets, rights to know-how, processes, computer programs or use of technology, held or employed by Seller (such patents, patent applications, licenses or licensing agreements listed thereon hereinafter termed the "Patents and Licenses"). Except as set forth on Schedule 3.9.1, Seller owns (or, in the cases of the Licenses, is a party to the relevant agreements) free and clear of any Liens, all right, title and interest in the Patents and Licenses with all rights to make, use, and sell the property embodied in or described in the Patents and Licenses. All the Licenses set forth in Schedule 3.9.1 are valid, binding and enforceable in accordance with their terms. To Seller's Knowledge, the use by Seller of the Patents and Licenses does not conflict with, misappropriate, infringe upon or violate any patent, patent license, patent application, or any pending application relating thereto, or any trade secret, know-how, programs or processes of any other person or entity.

      3.9.2 Trademarks and Copyrights. Schedule 3.9.2 sets forth a complete and accurate list of each trademark, trade name, trademark and trade name registration or application, and copyright registration and application for copyright registration, and each license or licensing agreement, for each trademark and copyright held or employed by Seller (such trademarks, copyrights, applications, and licenses or licensing agreements hereinafter termed the "Trademarks and Licenses"). Except as set forth on Schedule 3.9.2, Seller owns, (or, in the case of the Licenses, is a party to the relevant agreements) free and clear of any Liens, all right, title and interest in the Trademarks and Licenses with the rights to use and sell the property embodied in or described in the Trademarks and Licenses and, in the case of the Registered Trademark, all rights to use the property embodied therein. All the licenses set forth in
Schedule 3.9.2 are valid, binding and enforceable in accordance with their terms. To Seller's Knowledge, the use by Seller of the Trademarks and Licenses does not conflict with, infringe upon or violate any trademark, trade name, trademark or trade name registration or application, _ copyright, copyright registration or application, service mark, brand mark or brand name or any pending application relating thereto, of any other person or entity.

      3.9.3 Computer Software. Schedule 3.9.3 sets forth a list of all computer software programs, computer data bases and related documentation and materials which are used by Seller or are incorporated in any products sold or leased by Seller to customers, other than any computer software programs, computer data bases and related documentation and materials subject to "shrink wrap" licenses (such computer software programs, data bases and related documentation and materials hereinafter the "Computer Software"). Except as set forth on Schedule 3.9.3, Seller owns free and clear of any Liens, all right, title and interest in the Computer Software, or has a valid license to use the Computer Software. To Seller's Knowledge, the use by Seller of the Computer Software does not conflict with, misappropriate or infringe upon the rights or ownership interests of any other person.

      3.9.4 General. No claims have been made or threatened against the Seller or Elecsys that challenge or seek to deny the use of the property embodied in or described in the Patents and Licenses and the Trademarks and Licenses or other intellectual property used by Seller in connection with the Business, including without limitation, any information, designs, schematics, drawings, plans, data compilations, manuals, instructions, trade-secrets, rights to know-how, processes, computer programs or technology (such property, collectively, the "Intellectual Property"), by Seller or alleges that Seller is, or Elecsys was, with respect to the Business, selling products or providing services in violation of any patents, trademarks, or rights of another person. Neither Elecsys nor any affiliate of Elecsys nor any other party except as disclosed on
Schedule 3.9.4 has any right to, make, use or sell any of the Intellectual Property. The operation of the Business does not infringe upon the intellectual property rights of third parties. The Intellectual Property is sufficient to conduct the Business immediately after the Closing in the manner in which it has been conducted prior to the Closing.

      Section 3.10 Material Contracts.

      3.10.1 Schedules. Schedule 3.10.1 lists all written agreements, contracts and commitments of the types described below to which Seller or Elecsys in connection with the Business is a party and which have not expired or been fully performed in accordance with their terms (collectively, the "Material Contracts"):

      (a) Any employment, severance, agency, consulting, distribution or sales representative (whether domestic or international) agreement;

      (b) Any indemnity agreement, letter of credit, surety bond, performance bond or other credit support instrument issued or caused to be issued for the account of Seller;

      (c) Any mortgage, loan or trust indenture, loan or credit agreement, security agreement and other agreements and instruments relating to the borrowing of money;

      (d) Any agreement containing non-disclosure restrictions on Seller or any covenant limiting the freedom of Seller in respect to the Business or any persons employed in the Business to engage in any line of business or compete with any Person or in any geographic area;

      (e) Any agreement for the (i) pending sale or lease of any of the Assets, or (ii) pending purchase or lease by Seller of any Assets of the type used in the Business;

      (f) Any agreement permitting a third party to offset payments which it owes to Seller against payments owing by Seller to such third party;

      (g) Any agreement relating to capital expenditures by Seller and involving future payments which, together with future payments under all other agreements relating to the same capital project, exceed $25,000;

      (h) Any Intellectual Property license to receive or pay royalties;

      (i) Any partnership, joint venture or limited liability company agreement or any other arrangement involving the sharing of profits, liabilities or risks; or

      (j) Any other agreements, contracts and commitments that constitute part of the Assets having a term of one (1) year or more which are not of a type referred to in paragraphs (a) through (i) above that require payments or provide for the receipt by Seller of more than $75,000, other than standing purchase orders or basic ordering arrangements for materials and supplies to be used in the ordinary course of business.

      3.10.2 Full Force and Effect; No Defaults. All of the Material Contracts are in full force and effect and are legal, valid, binding and enforceable against Seller in accordance with their respective terms and, to the Knowledge of Seller, the other parties thereto, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application referring to or affecting the enforcement of creditors' rights, or by general equitable principles. Except as set forth in
Schedule 3.10.2, (i) there are no defaults or threatened defaults by Seller under any Material Contract or, to Seller's Knowledge, by any other party under any Material Contract, and (ii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not require the consent of any other party under any Material Contract.

      3.10.3 Review by Buyer. Seller has made available to Buyer prior to the date hereof complete and correct copies of all Material Contracts (and related contract files or customer correspondence).

      Section 3.11 Government Contract Matters.

      3.11.1 Government Contract Compliance. Except as set forth in Schedule 3.11.1, with respect to each and every contract, agreement or subcontract with or on behalf of the United States Government or any agency, department or division thereof to which Seller is a party or to which Elecsys is or was a party in connection with the Business (a "Government Contract") or bid or proposal which, if accepted, would result in a Government Contract (a "Government Bid"): (i) Seller or Elecsys, as the case may be, has complied with all material terms and conditions of such Government Contract or Government Bid;
(ii) Seller or Elecsys, as the case may be, has complied with all requirements of all material laws, regulations, standards or agreements pertaining to such Government Contract or Government Bid, including without limitation, to the extent applicable, the Cost Accounting Standards and the Truth in Negotiations Act; (iii) all representations and certifications executed, acknowledged or set forth in or pertaining to such Government Contract or Government Bid were complete and correct as of their effective date and Seller or Elecsys, as the case may be, has complied in all material respects with all such representations and certifications; (iv) neither the United States Government nor any prime contractor, subcontractor or other person has notified Seller or Elecsys, as the case may be, either in writing or, to Seller's Knowledge, orally, that Seller or Elecsys, as the case may be, has breached or violated any statute, regulation, certification, representation, clause, provision or requirement pertaining to such Government Contract or Government Bid; (v) no termination for convenience, termination for default, cure notice or show cause notice is currently in effect pertaining to such Government Contract or Government Bid; (vi) no material cost incurred by Seller or Elecsys, as the case may be, pertaining to a Government Contract or

Government Bid has been formally questioned or challenged, is the subject of any investigation or has been disallowed by the United States Government; (vii) no money due to Seller or Elecsys, as the case may be, pertaining to such Government Contract or Government Bid has been withheld or set off nor has any claim been made to withhold or set off money and Seller or Elecsys, as the case may be, is entitled to all progress payments received with respect thereto; and
(viii) each Government Contract to which Seller or Elecsys in connection with the Business is a party is valid and subsisting.

      3.11.2 Government Investigations. Except as set forth in Schedule 3.11.2, since January 1, 1998 (i) neither Seller, Elecsys nor, to Seller's Knowledge, any of the directors, officers or employees of Seller or Elecsys are or have been under administrative, civil or criminal investigation, indictment or writ of information by any United States Government entity or any audit or investigation by any United States Government entity, with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Government Bid; and (ii) during the last seven years, Seller and Elecsys have not conducted or initiated any internal investigation or made a voluntary disclosure to the United States Government, with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Government Bid. Except as set forth in Schedule 3.11.2, to the Knowledge of Seller, there exists no irregularity, misstatement or omission arising under or relating to any Government Contract or Government Bid that has led to any of the consequences set forth in clause (i) or (ii) of the immediately preceding sentence or any other damage, penalty assessment, recoupment of payment or disallowance of cost.

      3.11.3 Absence of Claims. Except as set forth in Schedule 3.11.3, with respect to Seller or Elecsys, to Seller's Knowledge, there exist (i) no outstanding material claims against Seller or Elecsys, either by the United States Government or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Government Contract; and (ii) no material disputes between Seller or Elecsys and the United States Government under the Contract Disputes Act or any other federal statute or otherwise, or between Seller or Elecsys and any prime contractor, subcontractor or vendor arising under or relating to any Government Contract. To the Seller's Knowledge, except as set forth in Schedule 3.11.3, neither Seller nor Elecsys has any interest in any pending or potential claim against the United States Government or any prime contractor, subcontractor or vendor arising under or relating to any Government Contract or Government Bid. Schedule 3.11.3 lists each Government Contract which, to Seller's Knowledge, is currently under audit (other than routine audits conducted in the ordinary course of business) by the United States Government or any other person that is a party to such Government Contract.

      3.11.4 Eligibility; Systems Compliance. Except as set forth in Schedule 3.11.4, since January 1, 1998, neither Seller nor Elecsys or any of their respective directors, officers, or employees have ever been debarred or suspended from participation in the award of contracts with the United States Department of Defense or any other United States Government entity or have been denied award of a Government Contract on the basis of a determination of nonresponsibility or ineligibility. To Seller's Knowledge, there exist no facts or circumstances that would warrant the institution of suspension or debarment proceedings or the finding of nonresponsibility or ineligibility on the part of Seller or Elecsys with respect to any prior, subsisting or future Government Contract or Government Bid. To Seller's Knowledge no payment has been made by Seller or Elecsys, or by any Person on behalf of Seller or Elecsys, in connection with any Government Contract in violation of applicable procurement laws or regulations. Except as set forth in Schedule 3.11.4, the cost accounting, materials management and procurement systems of Seller or Elecsys, and the associated entries reflected in the Financial Statements, with respect to the Government Contracts and the Government Bids are in compliance in all material respects with all applicable laws and regulations.

      3.11.5 Test and Inspection Results. Except as set forth in Schedule 3.11.5, to the Knowledge of Seller, all test and inspection results provided by Seller or Elecsys to the United States Government pursuant to any Government Contract or to any other Person pursuant to a Government Contract or as a part of the delivery to the United States Government or to any other Person pursuant to a Government Contract of any article, spare part, apparatus or any intangible (including software and databases) which were designed, developed, engineered or manufactured by Seller, Elecsys or any subcontractors of Seller or Elecsys, were complete and correct in all material respects as of the date so provided. Except as set forth in Schedule 3.11.5, Seller and Elecsys have provided all test and inspection results to the United States Government or to any other Person pursuant to a Government Contract as required by applicable law and the terms of the applicable Government Contract.

      3.11.6 Government Furnished Equipment. Schedule 3.11.6 identifies by description or inventory number and contract all equipment and fixtures loaned, bailed or otherwise furnished to or held by Seller or Elecsys (or by subcontractors on behalf of Seller or Elecsys) by or on behalf of the United States as of the date stated therein (said equipment and fixtures are herein referred to as the "GFE"). Seller or Elecsys, as the case may be, has certified to the United States Government in a timely manner that all GFE is in good working order, reasonable wear and tear excepted, and otherwise meets the requirements of the applicable contract. There are no outstanding loss, damage or destruction reports that have been or should have been submitted to the United States Government in respect of any GFE. To the Knowledge of Seller, in respect of the GFE, Schedule 3.11.6 is accurate and complete as of the date hereof, and if dated as of the Closing Date would contain only those additions and omit only those deletions of equipment and fixtures that have occurred in the ordinary course of business. The GFE is in the possession of ASI or Seller, or a subcontractor of Seller or Elecsys, and is located at the place identified in the list of GFE referred to in Schedule 3.11.6.

      3.11.7 Not Subject to CAS. Except as set forth on Schedule 3.11.7, (i) all Government Contracts are firm fixed price contracts that have been awarded competitively or awarded pursuant to an option awarded at the time such original contract was awarded, (ii) neither Seller nor Elecsys are subject to the Cost Accounting Standards, (iii) no contract entered into by either Seller or Elecsys is or has ever been subject to the Cost Accounting Standards, (iv) neither Seller nor Elecsys currently have any forward price rate agreements, and (v) no Government Contracts are covered by forward price rate agreements.

Section 3.12      Litigation and Investigation.

      3.12.1 General. Except as set forth in Schedule 3.12.1 delivered hereunder:

      (a) Neither Seller nor Elecsys is subject to any unsatisfied monetary judgment, order or decree that would affect Buyer's ability to conduct the Business immediately after Closing as Seller presently conducts it;

      (b) Neither Seller nor Elecsys has been served as a party in, or received notice of, or to Seller's Knowledge been threatened with, any Proceeding, whether civil or criminal, relating to the Business, the Assets or the Assumed Liabilities; and

      (c) Neither Seller nor Elecsys has received any written opinion or memorandum or other written legal advice from legal counsel to the effect that Seller is exposed, from a legal standpoint, to any liability or disadvantage which may have a Material Adverse Effect on the Business.

      3.12.2 This Transaction. There are no Proceedings pending, in effect, or, to Seller's Knowledge, threatened, which are related to the transactions contemplated by this Agreement or the Ancillary Agreements or any action taken or to be taken by Seller or Elecsys pursuant to or in connection with this Agreement.

      Section 3.13 Taxes.

      3.13.1 Tax Returns. All Tax Returns required to be filed on or before the Closing Date by Seller, Elecsys or any of their affiliates with respect to the Assets or the Business with any Taxing Authority have been or will be filed in accordance with all applicable laws, are in all material respects true, complete and correct, and all Taxes that were shown to be due on such Tax Returns have been or will be paid (either directly by Seller or indirectly through applicable tax sharing arrangements) prior to their due dates; provided, however, that the representations and warranties set forth in this Section 3.13 are made only to the extent that Taxes (i) are or may become liens on the Assets or (ii) for which Buyer is or may be liable in the capacity of transferee of the Assets. Neither Seller nor Elecsys is currently the beneficiary of any extension of time within which to file any Tax Return. Except as set forth on Schedule 3.13.1, no claim has ever been made by a Taxing Authority in a jurisdiction where Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. Except as set forth on Schedule 3.13.1, no claim has ever been made by a Taxing Authority in a jurisdiction where Elecsys does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

      3.13.2 Allocations. Seller is not a party to any Tax allocation or sharing agreement with respect to the Business.

      3.13.3 Non-deductible Payments. Seller with respect to the Business or the Assets has not made any payments, is not obligated to make any payments and is not a party to any agreement that could obligate it to make any future payments that will not be fully deductible because of the limitations of Sections 162(m) or 280G of the Code (for this purpose, without regard to Section 280G(b)(4)).

      3.13.4 Tax Liens. Except as set forth on Schedule 3.13.4, none of the Assets and none of the assets or properties of the Business (i) is subject to any Lien arising in connection with any failure or alleged failure to pay any Tax, (ii) secures any debt the interest on which is tax-exempt under Section 103(a) of the Code, (iii) is "tax-exempt use property" within the meaning of
Section 168(h) of the Code, (iv) is "tax exempt bond financed property" within the meaning of Section 168(g)(5) of the Code, (v) is "limited use property" within the meaning of Revenue Procedure 76-30, (vi) will be treated as owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Code, (vii) is imported property covered by an Executive order described in Code section 168(g)(6) or (viii) is tangible property that is used predominantly outside the United States. The transactions contemplated by this Agreement are not subject to tax withholding pursuant to the provisions of Section 3406 or Subchapter A of Chapter 3 of the Code or any other provision of applicable law. Seller is not a corporation other than a United States corporation within the meaning of the Code.

      3.13.5 Independent Contractors. No person should have been treated as an employee for Tax purposes who (i) has been treated as an independent contractor for Tax purposes, (ii) has provided services with respect to the Business, and
(iii) is likely to continue to provide services to the Business at any time during the twelve-month period following the Closing Date.

Section 3.14      Employees; Compensation; Labor.

      3.14.1 Employees and Compensation. Schedule 3.14.1 delivered hereunder sets forth a complete and accurate list as of the date hereof of all individuals who are employed by or otherwise working in the Business including any person on leave (specifying any on either short or long term disability), and Seller shall update such list prior to Closing and such updated list shall be deemed the final and complete list of all such employees (the "Employees"). Schedule 3.14.1 correctly lists each Employee's present rate of compensation, date of hire, date of birth, job title and whether such Employee is classified as an exempt or non-exempt employee all as of the date of such Schedule. Seller has delivered or made available to Buyer prior to the date of this Agreement complete and correct copies of all written employment agreements covering any Employee.

      3.14.2 Certain Labor Matters. Except as set forth on Schedule 3.14.2 delivered hereunder:

      (a) No Employee has formally indicated his or her intention to cancel or otherwise terminate his or her relationship with the Business or his or her relationship with Buyer after Closing;

      (b) There are no unions representing the interests of any of the Employees and to the Knowledge of Seller, there are no such Employees seeking or attempting to organize other union representation;

      (c) There are no other agreements between Seller and any labor organizations representing any of the Employees;

      (d) There are neither pending nor, to the Knowledge of Seller, threatened any strikes, work stoppages, work disruptions or employment disruptions by any of the Employees;

      (e) There are neither pending nor, to the Knowledge of Seller, threatened any Proceedings between Seller and any of the Employees;

      (f) With respect to the Business and the Employees, during the past three
(3) years each of Seller and Elecsys (i) has complied in all respects with all Laws relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining and the payment of social security and similar Taxes, (ii) is not liable for any arrearages of wages or any Taxes or penalties for failure to comply with any of the foregoing, (iii) has not committed any material unfair labor practices, and (iv) has complied in all material respects with all applicable provisions of the Occupational Safety and Health Act of 1970 and regulations promulgated pursuant thereto, except in each case as would not have a Material Adverse Effect on the Business; and

      (g) To the Knowledge of Seller, none of the Employees, within the three
(3) year period prior to the date hereof, has filed any complaint relating to the Business or employment of such Employee with any governmental or regulatory authority or brought any action in law or in equity with respect thereto.

      3.14.3 Employee Benefit Plans; ERISA. Schedule 3.14.3 delivered hereunder accurately lists each employee benefit plan or arrangement maintained or contributed to by Seller or Elecsys which covers the Employees (each such Plan is hereinafter referred to as a "Plan"), that (i) is either an "employee pension benefit plan" or "employee welfare benefit plan" as such terms are defined in
Section 3 of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA") (each Plan that is an employee pension benefit plan may hereinafter be referred to as a "Retirement Plan"), or (ii) provides for any employment-related benefit, including, but not limited to, health, medical, disability, life insurance or other welfare or fringe benefits, retainer, consulting, severance benefits, supplemental unemployment benefits, holiday, or vacation benefits, education benefits, benefits in the event of a sale, merger or other change in the control, management or the ownership of the Business, deferred compensation benefits, bonuses, stock options, stock purchase, stock appreciations rights and other forms of stock-based or cash compensation. Except as set forth on Schedule
3.14.3 and with respect to the Business:

      (a) Neither Seller nor Elecsys has ever contributed to a multi-employer plan, as defined in Section 3(37) of ERISA, or other collectively bargained employee benefit plan, which could result in any liability to Buyer as a result of this transaction;

      (b) Neither Seller, Elecsys, nor, to the Knowledge of Seller, any other disqualified person or party in interest as defined in Section 4975(c)(2) of the Code and Section 3(14) of ERISA, respectively, has engaged in any transaction in connection with any Plan that reasonably could be expected to result in the imposition of a penalty pursuant to Section 502(1) of ERISA, damages pursuant to
Section 409 of ERISA or a tax under Section 4975(e) of the Code which, individually or in the aggregate, reasonably could be expected to have a Material Adverse Effect upon the Business;

      (c) All contributions to the Retirement Plans have been timely made and no Retirement Plan has an "accumulated funding deficiency" within the meaning of
Section 412 of the Code and Section 302 of ERISA, whether or not waived;

      (d) No Retirement Plan subject to Title IV of ERISA has incurred any material liability under such title other than for the payment of premiums to the Pension Benefit Guaranty Corporation ("PBGC"), all of which have been paid when due;

      (e) No Retirement Plan has been terminated; nor have there been any "reportable events" (as that term is defined in Section 4043 of ERISA and the regulations thereunder) which would present a risk that a Retirement Plan would be terminated and that such termination would have a Material Adverse Effect on the Business;

      (f) Each Retirement Plan which is intended to qualify under Section 401 of the Code is so qualified and has received a favorable determination letter from the Internal Revenue Service that such Retirement Plan is qualified under
Section 401(a) of the Code, and the trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the Code. No event has occurred with respect to any such Retirement Plan which could cause the loss of such qualification or exemption or which could subject any such Retirement Plan to tax under Section 511 of the Code;

      (g) With respect to each employee benefit plan or arrangement listed on
Schedule 3.14.3, Seller has made available to Buyer the most recent copy (where applicable) of (a) true, correct and complete copies of the plan document, (b) the summary plan description, (c) the most recent determination letter, (d) Form 5500; (e) actuarial valuation report, (f) all insurance policies purchased by or to provide benefits under any Plan, and (g) all contracts with third party administrators, actuaries, investment managers, consultants and other independent contractors;

      (h) Schedule 3.14.3(h) contains a list of all retirees of Seller and their dependents and beneficiaries that are receiving or are eligible for post-retirement medical benefits. Except as set forth on Schedule 3.14.3(h), Seller has no obligation to continue medical or other benefits after an Employee or former employee separates from service with Seller, unless required to continue coverage pursuant to Part 6 of Title I of ERISA or Section 4980B of the Code;

      (i) Each Plan that is a "group health plan" (as defined in Section 607(1) of ERISA and Section 5000(b)(1) of the Code) is in compliance with the requirements of Parts 6 and 7 of Title I of ERISA and of Section 4980B of the Code, except where non-compliance reasonably could not be expected to have a Material Adverse Effect on the Business;

      (j) Neither Seller, Elecsys, nor, to Seller's Knowledge, any other "fiduciary" (as that term is defined in Section 3(21) of ERISA) of any Plan subject to ERISA has any liability for any breach of fiduciary duties under ERISA which reasonably could be expected to have a Material Adverse Effect on the Business; and

      (k) All Plans are in full compliance with the relevant provisions of ERISA and the Code, the regulations and published authorities thereunder, and all other laws applicable with respect to all such Plans. Seller and Elecsys have performed all of their obligations under all Plans. There is no Proceeding pending or threatened against any Plan or arising out of any Plan, and no fact exists which could give rise to any such Proceeding.

Section 3.15      Compliance with Law.

      3.15.1 General. To Seller's Knowledge, Seller and Elecsys are not in violation of any applicable Laws, rules or regulations relating to the Business, the Assets or the Assumed Liabilities except for such violations, if any, which would not have, in the aggregate, a Material Adverse Effect on the Business.

      3.15.2 Permits.

      (a) Schedule 3.15.2(a) accurately lists all of the Permits. Seller holds all Permits that are necessary to conduct the Business as presently conducted and to operate the Assets as they are presently operated, except as would not have a Material Adverse Effect on the Business. No suspension, cancellation or termination of any Permit is pending or, to Seller's Knowledge, threatened.

      (b) Schedule 3.15.2(b) sets forth a complete list of all products sold by Seller. Except as noted on Schedule 3.15.2(b), all products produced or sold in connection with the Business that require certification, approval or authorization by the Federal Aviation Administration or the Federal Communications Commission for sale in the United States have been so certified, approved or authorized and all such certifications, approvals and authorizations are freely transferable by Seller without the consent of the FAA or the FCC. No such certification, approval or authorization has been withdrawn, conditioned, limited, cancelled or rescinded and neither the FAA nor the FCC has threatened to withdraw, condition, limit, cancel or rescind any such certification, approval or authorization.

      3.15.3 Export Control. Seller has (a) all licenses for any pending export transactions, (b) all licenses and clearances for the disclosure of information to foreign persons, and (c) all registrations with United States governmental entities with authority to implement applicable export control Laws that are appropriate or required to permit it to conduct the Business as presently conducted by Seller and Elecsys and to operate the Assets as they are presently operated. To Seller's Knowledge, Seller is in compliance with all applicable export control Laws.

      3.15.4 FCPA. Neither Seller nor Elecsys nor, to the Knowledge of Seller, any agent of Seller or Elecsys is in violation of the Foreign Corrupt Practices Act, as amended, 15 U.S.C. ss.ss. 76m, 78dd-1, 78dd-2 and 78ff (the "FCPA"). There has never been a claim or charge under the FCPA made against Seller or Elecsys and there has never been an investigation of Seller or Elecsys by any Governmental Agency with respect to matters arising under the FCPA.

      3.15.5 Environmental Conditions and Compliance.

      (a) The information set forth on Schedule 3.15.5(a) constitutes all information Known to Seller as to the Environmental Conditions on, under or at the Owned Property, except those Environmental Conditions that have been cured or remedied in all material respects, or would not be reasonably expected in the aggregate to have a Material Adverse Effect on the Business. Each document delivered pursuant to this Subsection 3.15.5(a) or identified on

Schedule 3.15.5(a) discloses in reasonable detail all material information Known to Seller regarding such Environmental Conditions.

      (b) Except as set forth on Schedule 3.15.5(b), Seller is in compliance with all applicable Environmental Laws. Except as set forth on Schedule 3.15.5(b), no notices by any Governmental Authority of any violation or alleged violation of, non-compliance or alleged non-compliance with or any liability under, any Environmental Law relating to the operations or properties of the Business have been received by Seller or Elecsys, except for violations or alleged violations, _ non-compliance or alleged non-compliance with, or any liability under Environmental Laws which would not be reasonably expected in the aggregate to have a Material Adverse Effect on the Business.

      (c) Except as set forth on Schedule 3.15.5(c), there are no claims against Seller or Elecsys or any of their respective officers or employees arising out of or related to any Environmental Conditions nor Proceedings pending or, to Seller's Knowledge, threatened, relating to compliance with or liability under any Environmental Law affecting the Business, the Owned Property, except for claims or proceedings that would not be reasonably expected in the aggregate to have a Material Adverse Effect on the Business.

      (d) Except as set forth on Schedule 3.15.5(d), none of the Owned Property structures or fixtures appurtenant thereto, or any of the Personal Property, has or contains to the Knowledge of the Seller (i) any underground tanks or storage facilities for Hazardous Materials as defined by any Environmental Law, (ii) any polychlorinated biphenyls ("PCB") or PCB-contaminated electrical equipment except electric light ballasts, or (iii) any friable structural asbestos or asbestos containing material.

      (e) Except as set forth on Schedule 3.15.5(e), to Seller's Knowledge, neither Seller nor Elecsys has disposed of or caused the disposal of any Hazardous Materials generated, produced, or used by the Business to any site or location appearing on the National Priorities List (40 C.F.R. Part 300), the Comprehensive Environmental Response Compensation and Liability Information System ("CERCLIS") or any analogous state list, promulgated by the U.S. Environmental Protection Agency or any state agency or department.

      Section 3.16 Bank Accounts and Powers. Schedule 3.16 lists each bank, trust company, savings institution, brokerage firm, mutual fund or other financial institution with which Seller has an account or safe deposit box that holds any Assets that are being transferred to Buyer as part of the Business and the names and identification of all persons authorized to draw thereon or to have access thereto. Except as listed on Schedule 3.16, there is no power of attorney related to any Asset or Assumed Liability to which Seller or Elecsys is a party that will remain in effect following the Closing Date.

      Section 3.17 Security Clearances. There are no security clearances held by Seller, Elecsys or the Employees.

      Section 3.18 Insurance. Schedule 3.18 contains a correct and complete list of all policies of insurance maintained by Seller or Elecsys with respect to the Business, including workers' compensation policies. All such policies are in full force and effect on the date hereof and all premiums, assessments and other charges required thereunder have been paid when due. No insurance company or other person has mandated in an agreement binding on Seller or Elecsys a requirement of continued insurance coverage that has not been complied with. Also included on Schedule 3.18 is a list of all claims in excess of $10,000 currently pending under any of the policies set forth on Schedule 3.18. Neither Seller nor Elecsys has received any notification of cancellation of any of such insurance policies nor has any claim outstanding which could be expected to cause a material increase in the insurance rates. To Seller's Knowledge, no facts or circumstances exist that would relieve any insurer under any such policies of their obligations to satisfy in full any claim of Seller or Elecsys thereunder. Neither Seller nor Elecsys has received any notice that any of such policies have been or will be cancelled or terminated.

      Section 3.19 Warranties. Seller has hereto provided to Buyer true, correct and complete copies of the standard forms of product warranties and guaranties adopted by Seller and Elecsys in connection with the Business in respect of goods and services sold by Seller and Elecsys in connection with the Business. Seller reasonably believes that the accruals and reserves for product warranty and other post-sale services identified on the April Balance Sheet and on
Schedule 3.4.2 were, and on the Final Closing Net Asset Statement will be, adequate for purposes of performing and discharging any post-sale or other warranty obligations from and after the Closing Date.

      Section 3.20 Brokers' Fees. Seller has no liability or obligation to pay any fees or commissions to any broker, financial advisor, banker, finder or agent with respect to the transactions contemplated by this Agreement, and no such liability or obligation for any such fees or commission payable by Seller or Elecsys shall be or become a liability of Buyer.

      Section 3.21 Full Disclosure. No representation or warranty of Seller contained in this Agreement and no Schedule delivered hereunder is false or contains any untrue statement of fact. To Seller's Knowledge, there is no fact, circumstance or condition (other than general global or U.S. economic facts, circumstances or conditions) that, since January 1, 2001, has had or that could reasonably be expected to have a Material Adverse Effect on the Business which has not been set forth in this Agreement, the Schedules or the Exhibits.

      Section 3.22 Consents and Notices. All statutory _ requirements, authorizations, consents, approvals, acknowledgements and notices required to be obtained or given by Seller or Elecsys from or to any Governmental Authority or third party in connection with the sale of the Assets hereunder (the "Consents"), including, without limitation, all Consents of any customer of Seller or Elecsys under any Contract (including Contracts between Elecsys and such customers), and all Consents from any bank or insurance company with respect to any letter of credit, stand-by letter of credit or surety bond in favor of Seller or Elecsys related to any of the Assets, are set forth on
Schedule 3.22, except for those for which the failure to obtain would not have a Material Adverse Effect on the Business.

      Section 3.23 Bankruptcy.


      3.23.1 Court Approval. The Asset Purchase Agreement entered into as of May 20, 1991 (the "Asset Purchase Agreement"), by and between Airport Systems International, Inc.

(now known as Elecsys Corporation) and Aviation Systems, Inc., a Kansas corporation ("Aviation Systems, Inc.") has been approved by the Bankruptcy Court for the District of Kansas (the "Bankruptcy Court") in Case No. 90-41983-11 involving Aviation Systems, Inc. (the "Bankruptcy Proceeding") without material variations from the text of the Asset Purchase Agreement.

      3.23.2 Finality. The Bankruptcy Court order in the Bankruptcy Proceeding has become final. To Seller's Knowledge, there have been no appeals concerning the Bankruptcy Court's order in the Bankruptcy Proceeding itself or any issues relating to it and no right to appeal persists in any party in interest in such Bankruptcy Proceeding.

      3.23.3 Performance of Asset Purchase Agreement. All obligations pursuant to the Asset Purchase Agreement have been fully performed, including but not limited to the issuance of preferred stock to the Export-Import Bank and the redemption of such preferred stock by Seller.

      3.23.4 Subsequent or Collateral Proceedings. To Seller's Knowledge, there have been no subsequent or collateral proceedings relating to the Bankruptcy Proceeding that could materially affect the terms of the court order approving the Asset Purchase Agreement.

      Section 3.24 Ownership of Assets. Except as reflected on Schedule 3.24, Seller beneficially owns or leases all of the Assets as of the date hereof. As of the Closing Date, Seller beneficially owns or leases all of the Assets and is the transferee of the Registered Trademark as evidenced by filings in the United States Patent and Trademark Office without exception or reference to Schedule
3.24 and the Assets are all of the assets necessary to conduct the Business immediately after the Closing in the manner in which it has been conducted prior to Closing.

      Section 3.25 Information Technology Systems. In the operation of the Business, Seller does not rely on Elecsys or any Affiliate of Elecsys for any services or support with respect to any computer network, telecommunication or other information technology systems and has no links with the computer network, telecommunication or other information technology systems of Elecsys or any Affiliate of Elecsys without which the Business could not be run as presently conducted.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer hereby represents and warrants to Seller and Elecsys, as of the date hereof and as of the Closing Date, as set forth below:

      Section 4.1 Corporate Status and Authority of Buyer. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and to execute and deliver this Agreement, and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of this Agreement and the Ancillary Agreements have been duly authorized by the Board of Directors of Buyer, which constitutes all necessary corporate action on the part of Buyer for such authorization. This Agreement has been, and the Ancillary Agreements will be, duly executed and delivered by Buyer and constitute or will constitute the valid and binding obligation of Buyer, enforceable against Buyer in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application referring to or affecting the enforcement of creditors' rights, or by general equitable principles.

      Section 4.2 No Conflicts. Except as set forth in Schedule 4.2:

      4.2.1 Charter Documents. The execution, delivery and performance by Buyer of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not result in (a) any conflict with or violation of the charter documents of Buyer, or (b) any breach or violation of or default under, or result in the creation or imposition of any Lien under, any statute, regulation, judgment, order or decree, or any mortgage, deed of trust, indenture, security agreement, pledge or any other similar instrument to which Buyer is a party or by which Buyer or any of its properties or assets are bound.

      4.2.2 Governmental Consents. No consent, approval or authorization of or filing with any Governmental Authority is required on the part of Buyer in connection with the execution and delivery of this Agreement or the Ancillary Agreements to which it is a party or the consummation of the transactions contemplated hereby.

      Section 4.3 Litigation. There are no Proceedings, nor any order, decree or judgment, in progress, pending in effect, or, to the knowledge of Buyer, threatened, which is related to the transactions contemplated by this Agreement or any action taken or to be taken by Buyer pursuant to or in connection with this Agreement.

      Section 4.4 Sophisticated Buyer. Buyer acknowledges that Buyer is a sophisticated purchaser, familiar with the industry and market of which the Business is a part, and that Buyer has had an opportunity to ask questions of Seller and Elecsys regarding the forecast set forth on Schedule 3.4.4 and that Seller and Elecsys have provided Buyer with answers to such questions.

      Section 4.5 Brokers' Fees. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement and no such liability or obligation shall be or become a liability of Seller or Elecsys.

                                   ARTICLE V

                                    COVENANTS

      Section 5.1 General. Each of the parties will use commercially reasonable efforts to take all action and to do all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement (including satisfying the closing conditions set forth in Articles VI and VII).

      Section 5.2 Conduct of the Business. Except as otherwise further restricted by this Agreement, during the period from the date of this Agreement to the Closing, each of Seller and Elecsys agrees that:

      (a) Seller will maintain the Personal Property used or held for use in connection with the Business in good operating condition and repair.

      (b) Seller will carry on the operations of the Business in the ordinary course of business consistent with past practice.

      (c) Seller will replenish the Inventory in the ordinary course of business consistent with past practice for performance of the Contracts after the Closing.

      (d) Seller will pay when due the payables of the Business, including, without limitation, all costs and expenses of operation and maintenance of the Owned Property incurred or attributable to the period prior to the Closing, in the ordinary course of business consistent with past practice.

      (e) Seller will collect when due the Receivables of the Business in the ordinary course of business consistent with past practice.

      (f) Seller will not make or institute any methods of manufacture, purchase, sale, lease, management, accounting or operation that are not in the ordinary course of business or consistent with past practice.

      (g) Seller will not declare or pay dividends or make other shareholder distributions in stocks or property.

      (h) Seller will not incur or refinance any indebtedness for borrowed money, except for draws on any existing bank lines of credit in the ordinary course of business consistent with past practice.

      (i) Seller will manage or cause to be managed the Owned Property in the ordinary course of business consistent with past practices and shall continue to offer services and amenities in accordance with past practice.

      (j) The Owned Property will be maintained in as good condition and state of repair as that existing on the date of this Agreement, subject to ordinary wear and tear.

      (k) Neither Seller nor Elecsys will enter into any agreement with respect to the operation or maintenance of any portion of the Owned Property that shall survive the Closing without the prior written consent of Buyer.

      (l) Seller will not, without the prior written consent of the Buyer: (i) permit any structural modifications or additions to the Owned Property, or (ii) sell or permit to be sold or otherwise dispose of any item or group of items constituting a portion of the Owned Property.

      (m) Seller and Elecsys will maintain the existing insurance coverage with respect to the Owned Property from the date hereof through the Closing Date.

      (n) Seller will not further encumber, or permit to be encumbered, with any Lien the Owned Property in any manner that would survive the Closing without the consent of Buyer.

      Section 5.3 No General Increases. Other than in the ordinary course of its business or in connection with customary and periodic performance reviews and cost of living increases, Seller will not (i) grant any general or uniform increase in the rates of pay of the Employees, nor grant any general or uniform increase in the benefits under any bonus or pension plan or other contract or commitment, or (ii) increase the compensation payable or to become payable to officers, salaried Employees with a base salary in excess of $40,000 per year or agents of the Business or increase any bonus, insurance, pension or other benefit plan, payment or arrangement made to, for or with any such officers, salaried Employees or agents. With respect to the Employees, Seller will not create or adopt any new insurance, pension, welfare or other benefit plan or arrangement.

      Section 5.4 Contracts and Commitments. Other than in the ordinary course of business and consistent with past practice, Seller will not enter into any contract or commitment or engage in any transaction involving an amount in excess of $25,000, including any contract, commitment or engagement with any affiliate of Seller.

      Section 5.5 Sale of Capital Assets. Other than in the ordinary course of business and consistent with past practice, Seller will not sell or otherwise dispose of any capital asset relating to the Business.

      Section 5.6 Preservation of Organization. Seller will use commercially reasonable efforts, subject to the restraints set forth in this Section 5.6, to preserve the business organization of the Business intact, to preserve for Buyer the present relationships of the Business with its suppliers, customers and agents and to retain the present officers and Employees of the Seller other than Keith Cowan and Tom Cargin, provided that Seller shall not be under any obligation to offer any payment or other inducement to any such officer or Employee to secure their availability to Buyer.

      Section 5.7 Access to Information.

      5.7.1 Access. Between the date of this Agreement and the Closing Date, Seller shall (i) give Buyer and its authorized representatives reasonable access to all Business Records, contracts, offices and other facilities and properties of the Business, (ii) coordinate, at the request of Buyer, opportunities for Buyer, accompanied by representatives of Seller, to visit and interview employees (for the purpose of securing continued employment) and those customers of the Business identified from time to time by Buyer as key customers (for the purpose of obtaining necessary novations and consents), and (iii) furnish Buyer with such financial and operating data and other information with respect to the Business, or the results of operations and properties of the Business as Buyer may from time to time reasonably request; provided, however, that any such inquiry shall be conducted after consultation with Seller and in such a manner as not to interfere unreasonably with the business operations of Seller; and provided, further, that Seller is under no obligation to disclose to Buyer any information requested by Buyer, the disclosure of which is restricted by contract except in strict compliance with the applicable contract. Buyer shall keep the results of any customer contact confidential.

      5.7.2 Confidentiality; Assignment of Benefit. At Closing, Buyer shall be assigned the benefits of, with the right to bring an action in the name of Seller or Elecsys, as the case may be, for the strict enforcement of, any other confidentiality agreement that Seller or its agents or advisors may have entered into with any third party in contemplation of a sale of all or any substantial part of the Business.

      Section 5.8 Filings and Authorizations. Seller and Buyer shall, unless they mutually agree to the contrary, as promptly as practicable after the date hereof, file or supply, or cause to be filed or supplied, or will make, or cause to be made all such filings and submissions under Laws, rules and regulations applicable to them, or to their subsidiaries and affiliates, as may be required for it to consummate the transactions contemplated by this Agreement. The parties hereto agree that Buyer, at its own expense, shall prepare and submit a filing under the Exon-Florio Act and that Seller, at its own expense shall cooperate and provide to Buyer all necessary information about Seller and the Business with respect to such filing.

      Section 5.9 Tax Matters.

      5.9.1 Clearance Certificate. On or prior to the Closing Date, Seller will provide Buyer, at Buyer's request, with all clearance certificates or similar documents that may be required by any Taxing Authority (including, without limitation, those required with respect to Kansas sales and income taxes) in order to relieve Buyer of any obligation to withhold or escrow any portion of the Purchase Price.

      5.9.2 Affidavit. On or prior to the Closing Date, Seller will furnish to Buyer an affidavit stating, under penalty of perjury, Seller's name, United States taxpayer identification number and address, and that Seller is not a foreign person for purposes of Section 1445(b)(2) of the Code (the "FIRPTA Certificate").

      5.9.3 Payment of Pre-Closing Taxes by Seller. Seller shall pay all Taxes arising out of the operations of the Business (including, without limitation, ownership of the Owned Property) with respect to transactions or periods (or portions thereof) ending on or prior to the Closing Date which have not been reflected on the Final Closing Net Asset Statement. Such obligations shall be without regard to whether there was any breach of any representation or warranty under Article III with respect to such Tax or any disclosures that may have been made with respect to Article III or otherwise.

      5.9.4 Payment of Post-Closing Taxes by Buyer. Buyer shall pay all Taxes (other than the sales, transfer, documentary, stamp, recording and similar Taxes referred to in Section 2.6) which are reflected on the Final Closing Net Asset Statement (such Taxes so reflected shall not, for purposes of clarity, include any Income Taxes of Seller), and all Taxes arising out of the operations of the Business with respect to transactions or periods after the Closing Date.

      Section 5.10 Financial Information. Seller shall deliver to Buyer, within fifteen (15) days after the end of each monthly accounting period after the date of this Agreement and prior to the Closing Date, copies of the regularly prepared monthly unaudited balance sheets and statements of income and cash flow of Seller and other operating information as may reasonably be requested by the Buyer.

      Section 5.11 Employees. Buyer shall make an offer of employment commencing on the Closing Date to any Employee who is actively employed and working in the Business immediately prior to the Closing Date, except for Keith Cowan and Tom Cargin. Buyer shall be under no obligation to make an offer of employment to any Employee who is not actively at work on the Closing Date due to short-term or long-term disability leave and layoff with recall rights. In the case of an Employee on vacation, on authorized leave or illness absence, or on military service leave of absence, such offer shall remain open until the Employee is able or otherwise required to return to work. Each Employee shall be offered a position similar to his or her position immediately prior to the Closing Date (or if on vacation, authorized leave or illness absence, or military leave of absence, immediately prior to the date such vacation, leave, illness or absence commenced), at the same position and base salary or wage levels as those provided by Seller immediately prior to the Closing Date. Notwithstanding the foregoing, the Employees, other than those who have entered into employment agreements with Buyer (if any), shall be deemed employees at will of Buyer and nothing express or implied herein shall obligate Buyer to provide continuing employment to any Employee for a period in excess of one month following the Closing Date or, subject to the provisions of Section 5.12, to continue in effect the present terms and conditions of employment of any Employee.

      Section 5.12 Employee Benefit Matters.

      5.12.1 Welfare Plans. For purposes of this Agreement, "Welfare Plans" means each "employee welfare plan" as such term is defined in Section 3(1) of ERISA. Seller, Elecsys and Buyer will cooperate and use commercially reasonable efforts to negotiate with all the insurance carriers that are providing, as of the date hereof, the Welfare Plans to Seller to establish separate contracts covering the Hired Employees for a period from the Closing Date through the remainder of the annual term of such Welfare Plans on the same or similar terms as are available on the date hereof. Buyer agrees that it will not provide any financial incentives or other inducements to the Hired Employees to elect continuation coverage under Seller's group health plan(s) pursuant to Part 6 of Title I of ERISA and Section 4980 B of the Code.

      5.12.2 Savings Plans. Buyer shall provide retirement benefits to Hired Employees under a defined contribution plan that contains a cash or deferred arrangement under Section 401(k) of the Code ("Savings Plan"). Buyer shall give Hired Employees full credit for purposes of eligibility and vesting under Buyer's Savings Plan for service credited to the Hired Employees under Seller's Savings Plan. On or prior to the Closing Date, the Seller shall take all necessary and appropriate actions such that the Employees shall be entitled to receive a distribution from the Seller's Savings Plan in accordance with the provisions of Section 401(k)(10) of the Code. Seller shall provide Employees with the election to take a distribution in any form provided under the Seller's Plan, including a direct rollover to the Buyer's Plan in accordance with Section 401(a)(31) or to make a voluntary transfer of their account balances under the Seller's Plan to the Buyer's Plan, which voluntary transfer may include any outstanding loan balance. Any assets transferred to the Buyer's Plan either as a voluntary transfer or a direct rollover shall be in the form of cash or stock, except that participant loan balances may be transferred in the form of notes.

      5.12.3 Vacation and Holidays. Buyer shall have the liability and obligation for any vacation of any Hired Employees (i) accrued and not taken prior to the Closing Date, and (ii) reflected on the Final Closing Net Asset Statement.

      5.12.4 Other Employee Plans.

      (a) Seller shall retain all obligations and liabilities under all Plans listed in Schedule 3.14.3, including obligations relating to or arising under
Part 6 of Title I of ERISA and Section 4980B of the Code. Seller shall indemnify, and defend Buyer for and hold Buyer harmless from and against, and pay and reimburse Buyer for, any and all claims, losses, payments, audits, and assessments relating to or arising out of any and all Plans listed in Schedule
3.14.3 and obligations under this Subsection 5.12.4(a).

      (b) Seller shall retain financial liability (i) for expenses incurred by the Employees but not reported as of the Closing Date respecting claims arising under Seller's medical plans and any other Welfare Plan, and (ii) for tuition and related expenses incurred by Employees for educational programs commenced prior to the Closing Date and which would be reimbursable pursuant to Seller's tuition reimbursement program, if any.

      5.12.5 Access to Information. Upon request of Buyer, Seller shall provide Buyer reasonable access to data before and after the Closing (including computer data and personnel records) regarding the dates of hire, benefits, compensation and job description of Employees and such other information as Buyer shall reasonably request. At the request of Buyer and upon reasonable scheduling provided by Seller, Seller shall provide Buyer with reasonable opportunities to enter into discussions with and to advise any of the Employees concerning the terms of future employment of such individuals by Buyer and shall permit Buyer, subject to the participation of Seller, reasonable access upon request to Employees for such purpose. Seller shall not discourage any Employees from accepting an offer of employment made by Buyer to such Employees. Buyer and Seller shall cooperate in preparing and disbursing materials concerning the transaction contemplated by this Agreement or the effect of the transaction upon the Employees' employment or the terms or conditions of the Employees' employment. Buyer and Seller shall provide each other with reasonable opportunity to review any written materials and to attend any scheduled meetings concerning the foregoing.

      Section 5.13 Assignment of Contracts and Rights. Prior to Closing, Seller and Elecsys will give notices to third parties of the transfer of the Assets contemplated by this Agreement and will use commercially reasonable efforts to obtain the Consents. After the Closing Date, Seller, Elecsys, with respect to the Business, and Buyer will cooperate and will each use commercially reasonable efforts to obtain any Consents that are not obtained prior to the Closing Date and that are subject to Buyer's waiver, granted in its sole discretion, of the relevant closing condition herein. Anything to the contrary notwithstanding, this Agreement shall not operate to assign any Asset or Contract, or any claim, right or benefit arising thereunder or resulting therefrom, if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach, default or other contravention thereof or in any way adversely affect the rights of Seller or Buyer thereunder. In the event that a Consent required to assign any Contract is not obtained on or prior to the Closing Date, then, subject always to the terms of the applicable Contract and to the extent permitted by law, the parties will use their best efforts to (i) provide to Buyer the benefits of the applicable Contract to the extent related to the Business, (ii) relieve Seller, or Elecsys, with respect to the Business, to the extent possible, of the performance obligations of the applicable Contracts,
(iii) cooperate in any reasonable and lawful arrangement designed to provide the benefits to Buyer, including entering into subcontracts for performance, and
(iv) enforce at the request of Buyer and for the account of Buyer any rights of Seller or Elecsys, with respect to the Business, arising from any such Contract (including the right to elect to terminate such Contract in accordance with the terms thereof upon the request of Buyer).

      Section 5.14 Administration of Accounts.

      5.14.1 In Trust For Buyer. All payments and reimbursements made by any third party in the name of or to Seller or Elecsys, in connection with the Business, in connection with or arising out of the Assets and Assumed Liabilities on or after the Closing Date shall be held by Seller or Elecsys, as the case may be, in trust for the benefit of Buyer and, promptly upon receipt by Seller or Elecsys, in connection with the Business, of any such payment or reimbursements, Seller or Elecsys, as the case may be, shall pay over to Buyer the amount of such payment or reimbursement without right of set off, provided that any such payment or reimbursement that is not paid by Seller or Elecsys, as the case may be, within 30 days of receipt shall bear interest at a rate of 10% per annum until it is paid, which interest, along with the principal amount of such payment or reimbursement, shall be payable to Buyer on demand.

      5.14.2 In Trust For Seller. All payments and reimbursements made by any third party in the name of or to Buyer in connection with or arising out of the Excluded Assets and Excluded Liabilities on or after the Closing Date shall be held by Buyer in trust for the benefit of Seller and, promptly upon receipt by Buyer of any such payment or reimbursement, Buyer shall pay over to Seller the amount of such payment or reimbursement without right of set off, provided that any such payment or reimbursement that is not paid by Buyer within 30 days of receipt shall bear interest at a rate of 10% per annum until it is paid, which interest, along with the principal amount of such payment or reimbursement, shall be payable to Seller on demand.

      Section 5.15 Agreements Regarding Tax Matters.

      5.15.1 Tax Returns. Seller and Buyer will each provide the other party with such assistance as may reasonably be requested in connection with the preparation of any Tax Return, audit or other examination by any taxing authority or judicial or administrative proceeding relating to liability for Taxes, will each retain and provide to the other party all records and other information that may be relevant to any such Tax Return, audit or examination, proceeding or determination and will each provide the other party with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax Return of the other party for any period. Without limiting the generality of the foregoing, each of Buyer and Seller will retain, until the expiration of the applicable statutes of limitation (including any extensions thereof) copies of all Tax Returns, supporting work schedules and other records relating to tax periods or portions thereof ending on or prior to the Closing Date.

      5.15.2 Sale. Buyer and Seller agree that the transactions contemplated by this Agreement constitute a sale of a trade or business within the meaning of
Section 41(f)(3) of the Code. Seller will provide to Buyer upon request all information necessary in order to permit Buyer to apply the provisions of
Section 41(f)(3)(A) of the Code.

      Section 5.16 Utilities. Buyer shall be responsible for all electric, gas, telephone, water, sewer and similar utility charges relating to the Business beginning on the Closing Date, and, with Seller's assistance, shall make such arrangements with the utility service providers prior to the Closing for Buyer to be charged directly for utility services beginning on such date. Seller shall be responsible for all electric, gas, telephone, water, sewer and similar utility charges relating to the Business prior to the Closing Date to the extent not reserved or reflected as an Assumed Liability on the Final Closing Net Asset Statement. Section 5.17 Notice to Buyer. Throughout the period between the date of this Agreement and the Closing, Seller shall promptly notify Buyer in writing of the occurrence of any event or development that comes to Seller's Knowledge which has had or could reasonably be expected to have a Material Adverse Effect on the Business, or any item or matter which would constitute a breach of the representations and warranties of Seller contained in this Agreement or affecting the ability of the parties to consummate the transaction contemplated by this Agreement. No such notice will be deemed to have amended such Schedules, to have qualified the representations and warranties contained herein and to have cured any misrepresentations or breach of warranty that otherwise might have existed hereunder by reason of such event or development.

      Section 5.18 Further Assurances. From time to time after the Closing, the parties agree that each shall, at their own expense, execute and deliver, or cause to be executed and delivered, such documents and instruments of title as may be reasonably requested by the other in order more effectively to consummate the transactions contemplated by this Agreement.

      Section 5.19 Public Announcements. All press releases, filings and other public announcements concerning the transactions contemplated hereby will be subject to review and approval by Seller or Buyer, as the case may be, such approval not to be unreasonably withheld. Such approval shall not be required if the party issuing such release, filing or public announcement reasonably believes, based on advice of counsel, that it is required by law to do so, but in any such case, all reasonable efforts shall be made to consult with the other party in advance of such release, filing or announcement and to provide the other party with the content thereof, the reasons the release, filing or announcement is required by Law and the time and place that such release, filing or announcement will be made.

      Section 5.20 Updates to Schedules. No later than two (2) business days prior to the scheduled Closing Date, Seller and Elecsys shall amend or supplement the Schedules delivered hereunder with respect to any matter which is necessary to complete, update, or correct any information contained therein in order to make the statements, representations and warranties contained in this Agreement true and correct on the Closing Date or on a date as close to the

Closing Date as is practical. As of the Closing Date, the representations and warranties made by the Seller or Elecsys under this Agreement shall be read with reference to the amended Schedules, and Buyer agrees that, to the extent of any liability of Seller or Elecsys arising pursuant to a representation made herein, the accuracy of the representations and warranties made by Seller or Elecsys under this Agreement as of the Closing Date shall be evaluated after taking into consideration the amended Schedules.

      Section 5.21 Exclusivity. From and after the date hereof unless and until this Agreement shall have been terminated in accordance with its terms, Seller will not (i) directly or indirectly solicit any Person, other than Buyer or any of its Affiliates, involving the possible acquisition of the Business or any of the Assets, (ii) subject to the obligations of the Board of Directors of Elecsys to exercise its fiduciary duties, enter into discussions with any Person, other than Buyer or any of its Affiliates, involving the possible acquisition of the Business or any of the Assets, or (iii) subject to the obligations of the Board of Directors of Elecsys to exercise its fiduciary duties, enter into any transaction with any Person, other than Buyer or any of its Affiliates, involving the possible acquisition of the Business, the Assets or the capital stock of Seller. Seller will notify Buyer promptly if any person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

      Section 5.22 Non-Compete.

      5.22.1 Non-Compete. Except for the manufacturing agreement between DCI and ASI contemplated by Sections 6.1.11 and 7.1.7 hereof, for a period of five (5) years commencing on the Closing Date, Seller and Seller's Affiliates, and for a period of three (3) years commencing on the Closing Date, Seller's directors and Elecsys's officers and directors, shall not directly or indirectly, in any area of the world, enter into, engage in, represent, furnish services to, or have any interest in any business engaged in development, manufacture, marketing, sale, maintenance or servicing of the products of the same general type as have been developed, manufactured, marketed, sold, maintained or serviced in connection with the Business either by Seller or Elecsys during the five (5) year period ending on the Closing Date; provided, however, that Seller and Elecsys, their officers or directors, and any of their Affiliates may acquire for passive investment purposes any securities issued by entities which compete with the Business so long as such equity securities constitute less than 5% of the voting power represented by all outstanding equity securities of any such entity.
5.22.2 Remedies. Each of Seller and Elecsys acknowledges that in the event of its or its affiliates' breach of the covenants contained in this Section 5.22, money damages would be an inadequate remedy. Accordingly, without prejudice to the rights of Buyer also to seek such damages or other remedies available to it, Buyer may seek, and neither Seller nor Elecsys shall contest, the appropriateness of the availability of injunctive or other equitable relief in any proceeding that Buyer may bring to enforce the covenants contained in this
Section 5.22 in its express and explicit terms. No waiver of any breach of the covenants contained in this Section 5.22 shall be implied from forbearance or failure of Buyer to take action in respect thereof.

      5.22.3 Severability. The parties agree that, if any provision of this
Section 5.22 should be adjudicated to be invalid or unenforceable, such provision shall be deemed deleted here from with respect, and only with respect, to the operation of such provision in the particular jurisdiction in which such adjudication was made. To the extent any such provision may be valid and enforceable in such jurisdiction by limitations on the scope of the activities, geographical area or time period covered, the parties agree that such provision instead shall be deemed limited to the extent, and only to the extent, necessary to make such provision enforceable to the fullest extent permissible under the laws and public policies in such jurisdiction.

      Section 5.23 No Defaults. Seller will not commit or omit to take any act that will cause a termination of or breach or default under any contract, commitment or obligation to which Seller is a party or by which its assets are bound, including the Contracts identified on Schedule 3.10.1, that could reasonably be expected to have a Material Adverse Effect on the Business.

      Section 5.24 Compliance With Laws. Seller will use commercially reasonable efforts to comply in the operation of the Business in all material respects with all Laws and regulations applicable to the Business or the Assets or as may be required for the valid and effective transfer to Buyer of the Assets.

      Section 5.25 Confidential Information. For a period of five (5) years after the Closing Date, Seller and its Affiliates will treat and hold as such, and will not use for the benefit of themselves or others, any confidential information concerning the operations or affairs of the Business. In the event Seller or any of its Affiliates is requested or required (by oral request or written request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any such confidential information, then Seller will notify Buyer promptly in writing of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with this Section 5.25. If, in the absence of a protective order or receipt of a waiver hereunder, Seller or any of its affiliates is, on the advice of counsel, compelled by a court of competent jurisdiction to disclose any confidential information concerning the operations or affairs of the Business to any governmental entity, then Seller or such affiliate may disclose such confidential information to such governmental entity; provided, that Seller or such affiliate will use reasonable efforts to obtain at the request and expense of Buyer an order or other assurance that confidential treatment will be accorded to such confidential information. The provisions of this Section 5.25 will not be deemed to prohibit the use of confidential information concerning the operations or affairs of the Business by Seller to the extent reasonably required to prepare any required Tax Returns or financial statements or in connection with routine governmental audits of corporate overhead expenses.

      Section 5.26 Solicitation of Employees. For a period of five (5) years from the date hereof, neither of Seller or Elecsys will cause or permit any of its affiliates, officers or directors to, solicit the employment of, offer employment to or hire any executive, managerial, professional, technical or engineering employee employed by Buyer in the Business; provided, however, that the foregoing shall not apply to responses to or follow-up hiring in respect of general solicitations or advertisements for job positions not specifically directed to employees of the Business.

      Section 5.27 Notice to Seller. Buyer agrees to notify Seller in writing, promptly upon Buyer's or its authorized representatives' discovery, of any information received by Buyer prior to the Closing Date relating to the Assets, the Assumed Liabilities or the conduct of the Business which to the belief of Buyer constitutes (or would constitute) or indicates (or would indicate) a breach of any representation, warranty or covenant made by Seller herein.

      Section 5.28 Release of Liens on Assets under Credit Facilities. At or prior to the Closing, Seller and Elecsys shall cause Bank of America to release all Liens held by Bank of America on any and all of the Assets, whether owned at that time by Seller or Elecsys. In addition, Seller and Elecsys shall cause Bank of America to deliver to Buyer a letter stating that Bank of America has no Lien on any of the Assets or any claim against Buyer for payment of any indebtedness (the "Bank Letter"), which Bank Letter shall be delivered to Buyer at the Closing.

      Section 5.29 Meeting of Shareholders. Elecsys shall take all action necessary to call and hold a meeting of its shareholders at the earliest practicable date after the date hereof, but in any event no later than August 30, 2001, for its shareholders to consider the transactions contemplated hereby. Subject to their obligation to exercise their fiduciary duties, including those as Directors of Elecsys, the Board of Directors of Elecsys shall inform all the shareholders of Elecsys in the proxy materials relating to the meeting that, as of the time such proxy materials are mailed to shareholders, each of the Directors then presently intends to vote the shares of Elecsys which he beneficially owns in favor of approving this Agreement. Subject to their obligation to exercise their fiduciary duties, including those as Directors of Elecsys, the Directors will recommend to the other shareholders of Elecsys that they also vote their shares for such approval.

      Section 5.30 Seller's Access to Information. At the request of Seller (such request to be made in writing upon not less than one (1) business day's notice), Buyer agrees to allow Seller or its independent accountants and counsel reasonable access during normal business hours to: (A) Employees and (B) all Business Records (except for any Intellectual Property), provided, in either case, that such access is reasonably related to any: (i) tax audit related to the Seller, (ii) preparation of any Tax Return of Seller or Elecsys, (iii) preparation by Elecsys for filings required to be made by Elecsys with the Securities and Exchange Commission, (iv) preparation of the Closing Net Asset Statement or (v) litigation to which Seller or Elecsys is a party. Seller shall conduct any related interviews with Employees or reviews of such documents pursuant to this Section 5.30 in a manner that shall not unreasonably interfere with the Business's normal operations. All information disclosed during the course of such interviews or reviews shall be deemed to be confidential information for the purposes of Section 5.25 hereof and the Confidentiality Agreement and Seller agrees to cause its independent accountants and counsel to agree to observe and be bound by Seller's obligations under Section 5.25 hereof and the Confidentiality Agreement as though a party hereto and thereto.

      Section 5.31 Real Estate; Title Binder and Survey. The parties hereto agree that they shall perform and comply with all the requirements of the subsections of this Section 5.31 (within the time periods specified therein) prior to Closing.

      5.31.1 Title Binder. Seller shall, as soon as possible, and not later than ten (10) days from the date hereof, cause to be furnished to Buyer, a current ALTA Commitment for an Extended Coverage ALTA Owners Policy of Title Insurance ("Title Binder") issued by the Title Company, together with copies of all documents identified on the Title Binder as exceptions to the title. The Title Binder shall describe the Land identically with the Survey (as hereinafter defined), name Buyer as the party to be insured thereunder and commit to insure the Buyer with indefeasible, good and marketable title in the full amount of the Purchase Price allocated to the Owned Property pursuant to the Asset Acquisition Statement. The Title Binder shall list and identify by reference to volume and page, where recorded, all easements, rights-of-way and other instruments or matters affecting title to the Owned Property. Seller shall pay for the Title Binder and the Buyer's title policy. Seller shall pay for any endorsements to the title policy. With regard to the standard printed exceptions and other common exceptions generally included in Title Binders, (a) there shall be no exception in Buyer's title policy for "any lien, or right to a lien, for services, or material heretofore or hereafter furnished, imposed by law and not shown by the public records," (b) the exception in Buyer's title policy for ad valorem taxes or special assessments shall reflect only taxes and special assessments for the current year and shall be annotated "Not yet due and payable," (c) the exception in Buyer's title policy for survey or "encroachments, overlaps, boundary line disputes, and other matters which would be disclosed by an accurate survey and inspection of the premises" shall be deleted, (d) there shall be no exception in Buyer's title policy for "easements or claims of easements not shown by the public records" or the like, and (e) there shall be no exception in Buyer's title policy for "rights of parties in possession not shown by the public records."

      5.31.2 Survey. Seller shall as soon as possible and not later than two (2) business days from the date hereof, order be prepared and within no more than forty (40) days from the date hereof furnish to Buyer and the Title Company a current ALTA survey ("Survey") of the Owned Property, prepared by a registered public surveyor in all respects reasonably acceptable to Buyer and to the Title Company for purposes of issuing a title policy without survey exceptions.

      5.31.3 Review of Title and Survey. No later than ten (10) days after
Buyer receives both the Title Binder and Survey, Buyer shall notify Seller of any objections Buyer has to any matters shown or referred to in the Title Binder or the Survey that impair the marketability of the Owned Property. Any title encumbrances or exceptions that are set forth in the Title Binder or the Survey and to which Buyer does not object shall be deemed to be permitted exceptions
  to the   status of   Seller's   title   ("Permitted Exceptions").
None of the exceptions prohibited in Section 5.31.1 hereof shall be Permitted Exceptions. With regard to items to which Buyer does object, Seller shall have five (5) days after receipt of Buyer's objections in which to cure all Buyer's objections. If Seller is unable to cure such objections within said five-day period, Buyer may at Buyer's option waive the objections not cured (in which event such waived objections will be Permitted Exceptions), or terminate this Agreement by notice to Seller within five (5) business days after the earlier to occur of expiration of said cure period or written notice from Seller that Seller is unable to cure all of such objections. If Buyer fails to deliver a written termination notice within such five-day period, Buyer will be deemed to have waived such objections.

      Section 5.32 Seller Name Change. From and after the Closing Date, Seller shall cease all use of the name "Airport Systems International, Inc." or any other confusingly similar name and the Registered Trademark. Within two (2) business days after the Closing Date, Seller shall change its corporate name to a name other than "Airport Systems International, Inc." or a confusingly similar name.

      Section 5.33 Consent of Mortgage Lender. Seller shall cause Mutual Service Life Insurance Company to provide its written, unqualified consent to the assumption of the Promissory Note and the Mortgage by Buyer on terms acceptable to Buyer, which consent shall be delivered to Buyer at least two (2) days prior to Closing.

      Section 5.34 Guaranty. Concurrent with the execution and delivery of this Agreement, Elecsys shall execute and deliver to Buyer the Elecsys Guaranty in the form attached hereto as Exhibit C and Buyer shall cause Buyer's Parent to execute and deliver to Seller and Elecsys the Buyer's Parent Guaranty in the form attached hereto as Exhibit D.

                                   ARTICLE VI

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

      Section 6.1 Conditions. The obligations of Buyer under this Agreement to perform Articles I and II herein and to close and consummate the transactions contemplated hereby shall be subject to the fulfillment, to its reasonable satisfaction, on or prior to the Closing Date, of each of the following conditions precedent:

      6.1.1 Representations and Warranties Accurate. The representations and warranties contained in Article III shall be true and correct as of the date hereof and, except to the extent such representations and warranties relate solely to an earlier date, as of the Closing Date as though made on and as of the Closing Date, provided, however, that if any such representation and warranty is not qualified by a standard of materiality, such representation and warranty need only be true and correct in all material respects. Each of Seller and Elecsys shall have duly performed and complied in all material respects with all agreements, covenants and conditions contained herein required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

      6.1.2 Certificates. Buyer shall have received from each of Seller and Elecsys a certificate, dated the Closing Date and signed on behalf of each of Seller and Elecsys by a duly authorized officer, as to the fulfillment of the conditions set forth in Subsection 6.1.1, 6.1.9 and 6.1.14.

      6.1.3 Consents. All Consents shall have been fulfilled, filed, occurred or been obtained and delivered to the parties hereto, other than such Consents which, if not obtained, are not reasonably expected to have a Material Adverse Effect on the Business.

      6.1.4 No Injunction. There shall not be in effect any injunction or other order or any statute, ruling or law issued by a court of competent jurisdiction or Governmental Authority restraining, enjoining or prohibiting, and there shall not be any action or Proceeding by any Governmental Authority or third Person pending before any court of competent jurisdiction or threatened in writing to restrain, enjoin or prohibit the consummation of, or challenge the validity or legality of, the transactions contemplated by this Agreement or that have a Material Adverse Effect on the Business.

      6.1.5 Disclosure Schedules. Buyer shall have received and reviewed the Schedules referenced herein, and any updates or amendments thereto, and the effect of any change to any Schedule delivered on the date hereof, together with any matter disclosed in any Schedule not required to be delivered on the date hereof but which is required to be delivered on or prior to the Closing Date, shall not result in an Extreme Adverse Effect on Seller.

      6.1.6 Legal Opinion. Buyer shall have received the opinion of Blackwell Sanders Peper Martin LLP, Legal Counsel to Seller, dated the Closing Date, in form and substance reasonably satisfactory to Buyer.

      6.1.7 Deliveries. Each of Seller and Elecsys shall have delivered or caused to be delivered documents, agreements and other items required to be delivered by it at or prior to the Closing pursuant to this Agreement, including without limitation the Ancillary Agreements to be entered into by Seller or Elecsys, as the case may be, pursuant to Subsection 2.2.3.

      6.1.8 Consent of Mortgage Lender. The written, unqualified consent of Mutual Service Life Insurance Company to the assumption of the Promissory Note and the Mortgage by Buyer on terms acceptable to Buyer shall have been delivered to Buyer.

      6.1.9 Personal Property Moved from Bond Street Facility. All Personal Property of Seller shall have been transferred from the facility located on the real property subject to the Bond Street Lease to Seller's facility located at 11300 89th Street, Overland Park, Kansas for storage.

      6.1.10 Asset Acquisition Statement. The parties shall have agreed upon the Asset Acquisition Statement as contemplated in Section 2.3.1.

      6.1.11 DCI Manufacturing Agreement. Buyer and DCI shall have entered into a manufacturing agreement for the manufacture of circuit boards by DCI for Buyer in form and substance satisfactory to Elecsys and Buyer, which agreement shall state that all intellectual property, formulas, technical information, designs, schematics, drawings, plans, trade-secrets, know-how, manufacturing processes (and any modifications to same whether done by DCI, Seller or Buyer) with respect to such circuit boards are and will remain the exclusive property of Buyer.

      6.1.12 FIRPTA Certificate. Buyer shall have received from Seller the FIRPTA Certificate dated not more than thirty (30) days prior to the Closing.

      6.1.13 Extreme Adverse Effect. Since April 30, 2001, there shall have been no change that has or has had an Extreme Adverse Effect on ASI.

      6.1.14 Authorizations. Buyer shall have received by valid assignment from Seller all Permits reasonably required by Buyer to operate the Business substantially as presently conducted.

      6.1.15 Bank Letter; Release of Liens. Buyer shall have received (a) the Bank Letter, and (b) all UCC-3 termination statements, in form and substance acceptable to Buyer, necessary to release all Liens over the Assets executed, in each case by the appropriate secured party and ready to be duly filed and recorded in the appropriate recording offices.

      6.1.16 Elecsys Guaranty. Buyer shall have received from Seller an executed Elecsys Guaranty.

      6.1.17 Exon-Florio Act. The review period (and any extensions thereof) with respect to the filing made under the Exon-Florio Act shall have terminated or a favorable ruling shall have been obtained, whichever occurs earlier.

      Section 6.2 Waiver. Buyer may, at its sole discretion, waive in writing fulfillment of any or all the conditions set forth in Section 6.1 of this Agreement.

                                  ARTICLE VII

          CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER AND ELECSYS

      Section 7.1 Conditions. The obligations of Seller and Elecsys under this Agreement to perform Articles I and II herein and to close and consummate the transactions contemplated hereby shall be subject to the fulfillment, to their reasonable satisfaction, on or prior to the Closing Date, of each of the following conditions precedent:

      7.1.1 Representations and Warranties Accurate. The representations and warranties contained in Article IV shall be true and correct as of the date hereof and as of the Closing Date as though made on and as of the Closing Date. Buyer shall have duly performed and complied in all material respects with all agreements contained herein required to be performed or complied with by it at or prior to the Closing.

      7.1.2 Officer's Certificate. Buyer shall have delivered to Seller a certificate, dated the Closing Date and signed by a duly authorized officer, as to the fulfillment of the conditions set forth in Subsection 7.1.1.

      7.1.3 Consents. All Consents shall have been fulfilled, filed, occurred or been obtained and delivered to the parties hereto, other than such Consents which, if not obtained, are not reasonably expected to have a Material Adverse Effect on the Business.

      7.1.4 No Injunction. There shall not be in effect any injunction or other order or any statute, ruling or law issued by a court of competent jurisdiction or Governmental Authority restraining, enjoining or prohibiting, and there shall not be any action or Proceeding by any Governmental Authority or third Person pending before any court of competent jurisdiction or threatened in writing to restrain, enjoin or prohibit the consummation of, or challenge the validity or legality of, the transactions contemplated by this Agreement.

      7.1.5 Legal Opinion. Seller shall have received the opinion of Crowell & Moring LLP, Legal Counsel to Buyer, dated the Closing Date, in form and substance reasonably satisfactory to Seller.

      7.1.6 Payment. Seller shall have received payment of the Purchase Price less the Escrowed Amount, which shall have been received by the Escrow Agent.

7.1.7 DCI Manufacturing Agreement. Buyer and DCI shall have entered into a manufacturing agreement for the manufacture of circuit boards by DCI for Buyer in form and substance satisfactory to Elecsys and Buyer, which agreement shall state that all intellectual property, formulas, technical information, designs, schematics, drawings, plans, trade-secrets, know-how, manufacturing processes (and any modifications to same whether done by DCI, Seller or Buyer) with respect to such circuit boards are and will remain the exclusive property of Buyer.

      7.1.8 Letters of Credit and Surety Bonds. Buyer shall have replaced, assumed or provided credit support for, all outstanding letters of credit and surety bonds that are required under all outstanding customer contracts in connection with the Business.

      7.1.9 Asset Acquisition Statement. The parties shall have agreed on the Asset Acquisition Statement as contemplated by Section 2.3.1.

      7.1.10 Escrow Agreement. Seller shall have received from Buyer an executed Escrow Agreement.

      7.1.11 Buyer's Parent Guaranty. Seller shall have received from Buyer an executed Buyer's Parent Guaranty.

      7.1.12 Exon-Florio Act. The review period (and any extensions thereof) with respect to the filing made under the Exon-Florio Act shall have terminated or a favorable ruling shall have been obtained, whichever occurs earlier.

      Section 7.2 Waiver. Seller may, at its sole discretion, waive in writing fulfillment of any or all of the conditions set forth in Section 7.1 of this Agreement.

                                  ARTICLE VIII

                                 INDEMNIFICATION

      Section 8.1 Indemnity by Seller and Elecsys. From and after the Closing, Seller and Elecsys shall jointly and severally indemnify, defend and hold harmless Buyer and each of its Affiliates, and their respective directors, officers, employees, agents and representatives (each of whom may be an Indemnitee pursuant to this Section 8.1) (collectively, the "Buyer Indemnitees") from and against, and pay and reimburse each such Buyer Indemnitee for, whether or not any of the following Losses arise out of any Third Party Claim, the following:

      8.1.1 Excluded Liabilities. Any and all Losses in respect of the Excluded Liabilities.

      8.1.2 Breach of Representation, Warranty, Etc.. Any and all Losses which may be asserted against such Buyer Indemnitee or which such Buyer Indemnitee may incur or suffer and which arise out of, result from or relate to:

      (a) any untrue representation or breach of warranty of Seller or Elecsys in this Agreement; or

      (b) any default or breach of any covenant or agreement on the part of Seller or Elecsys under this Agreement.

      8.1.3 Guarantee Claims. Any and all Losses which may be asserted against such Buyer Indemnitee or which such Buyer Indemnitee may incur or suffer and which arise out of, result from or relate to:

      (a) any Warranty Claim that exceeds in the aggregate $60,000; or

      (b) any Performance Bond Claim (the indemnity provided under this Subsection 8.1.3(b) takes precedence over that provided by Buyer in Subsection
8.2.1 hereof).

In the event Buyer receives notice of a Warranty Claim or Performance Bond Claim (collectively the "Guarantee Claims") satisfying the conditions of this Section 8.1.3, Buyer shall promptly notify Seller in writing of such claim, but in no event later than forty-five (45) days following receipt of such notice. Buyer shall attempt to resolve the Guarantee Claim, provided, however, that Buyer shall receive the prior written consent of Seller regarding the terms and conditions of any proposed resolution by Buyer of a Guarantee Claim before Buyer submits such resolution, which consent shall not be unreasonably withheld. Buyer shall provide Seller with all correspondence and other documentation received from, or produced by, Buyer or any third party pursuant to resolution of the Guarantee Claim.

      8.1.4 Government Contract Claims. Any and all Losses that may be asserted against Buyer Indemnitee or that such Buyer Indemnitee may incur or suffer and that arise out of, result from or relate to any claim, penalty or enforcement action by any person including any government with respect to a Government Contract or Government Bid, but only to the extent that such claim relates to a product (or portion thereof) manufactured (to the extent not modified in any way by Buyer) or sold, a service (or portion thereof) provided, or an accounting method or entry used or made by Seller or Elecsys pursuant to such Government Contract or Government Bid, or pursuant to any sub-contract under such Government Contract or Government Bid, on or prior to the Closing Date.

      Section 8.2 Indemnity by Buyer. From and after the Closing, Buyer shall indemnify, defend and hold harmless Seller, Elecsys and their Affiliates and their respective directors, officers, employees, agents and representatives (each of whom may be an Indemnitee pursuant to this Section 8.2) (collectively, the "Seller Indemnitees") from and against, and pay and reimburse each such Seller Indemnitee for, whether or not in the case of Subsections 8.2.1 or 8.2.2 any of the Losses described therein arise out of any Third Party Claim, the following:

      8.2.1 Assumed Liabilities. Subject to Subsection 8.1.3(b) hereof, any and all Losses in respect of the Assumed Liabilities.

      8.2.2 Breach of Representation, Warranty, Etc.. Any and all Losses which may be asserted against any such Seller Indemnitee or which any such Seller Indemnitee shall incur or suffer and which arise out of, result from or relate to:

      (a) any untrue representation or breach of warranty of Buyer in this Agreement; or

      (b) any default or breach of any covenant or agreement on the part of Buyer under this Agreement.

      8.2.3 Certain Third Party Claims. Any Third Party Claim that both (i) results solely from actions or omissions of Buyer occurring after the Closing Date and (ii) relates to the Business or the Assets, other than any Third Party Claim subject to the indemnity of Section 8.1.

      Section 8.3 Notification of Third Party Claims. In no case shall any Indemnitor under this Agreement be liable for any Third Party Claim against any Indemnitee unless the Indemnitee shall have delivered to the Indemnitor a Claim Notice and the following conditions are satisfied:

      8.3.1 Timely _ Delivery of Claim Notice. _ Except as provided in Subsections 8.3.2 or 8.3.3, no right to indemnification under this Article VIII for a Third Party Claim shall be available to an Indemnitee unless the Indemnitee shall have delivered to the Indemnitor, not later than forty-five
(45) days following the date on which the Indemnitee shall have received written notice from the third party of such Third Party Claim, a notice in writing describing in reasonable detail the facts giving rise to such Third Party Claim and stating that the Indemnitee intends to seek indemnification for such Third Party Claim from the Indemnitor pursuant to this Article VIII (such notice, a "Claim Notice").

      8.3.2 Late Delivery of Claim Notice. If a Claim Notice is not given by the Indemnitee within forty-five (45) days of receipt of such Third Party Claim as provided in Subsection 8.3.1 hereof, the Indemnitee shall be entitled to be indemnified under this Article VIII, except to the extent that the Indemnitor can establish that the Indemnitor has been prejudiced by such time elapsed.

      8.3.3 Paid or Settled Claims. If a Claim Notice is not given by the Indemnitee prior to the payment or settlement of a Third Party Claim, the Indemnitee shall be entitled to be indemnified under this Article VIII except to the extent that the Indemnitor can establish that the Indemnitor has been prejudiced by such payment or settlement.

      Section 8.4 Defense of Claims. This section sets forth, among other things, those circumstances in which the Indemnitor shall have the right to assume and control the defense of an indemnified Third Party Claim and those in which the Indemnitee shall have such right. Upon receipt of a Claim Notice from an Indemnitee with respect to any Third Party Claim, the Indemnitor shall have the right to assume and control the defense thereof (and any related settlement negotiations) with counsel selected by the Indemnitor and reasonably satisfactory to such Indemnitee (the "Indemnitor's Counsel"). The Indemnitee shall cooperate in all reasonable respects in such defense. The Indemnitee shall have the right to employ separate counsel at such Indemnitee's expense in any action or claim and to participate in the defense thereof, including, without limitation, in any situation in which one or more defenses or one or more counterclaims available to the Indemnitee conflict with one or more defenses or one or more counterclaims available to the Indemnitor.

      Anything to the contrary in this Section 8.4 notwithstanding, the Indemnitor shall not be entitled to control the defense of such Third Party Claim (but shall be entitled to participate at its own expense in the defense thereof) and the Indemnitee shall have the right to assume and control the defense or settlement thereof with counsel of its own choosing reasonably satisfactory to the Indemnitor (reasonable fees and expenses of such counsel being at the expense of the Indemnitor), if: (i) the Indemnitor does not notify the Indemnitee within thirty (30) days after receipt of the Claim Notice of its intention to assume the defense of such Third Party Claim, (ii) such Third Party Claim seeks an order, injunction, non-monetary or other equitable relief against the Indemnitee which, if successful, could result in a Material Adverse Effect upon the business, financial condition, results of operations or assets of the Indemnitee, or (iii) the Indemnitor does not, or is unable to, fund the defense of such Third Party Claim in the manner requested by Indemnitor's Counsel. With respect to any settlement of such Third Party Claim, the Indemnitee shall send a written notice to the Indemnitor of any proposed settlement of any such claim, which settlement the Indemnitor may reject, in its reasonable judgment, within thirty (30) days of receipt of such settlement. Failure to reject such notice within such thirty-day period shall be deemed an acceptance of such notice and proposed settlement.

      Section 8.5 Access and Cooperation. After the Closing Date, Buyer, on the one hand, and Seller and Elecsys, on the other hand, shall (a) each cooperate fully with the other as to all Third Party Claims, shall make available to the other, as reasonably requested, all information, records and documents relating to all Third Party Claims and shall preserve all such information, records and documents until the termination of any Third Party Claim, and (b) make available to the other, as reasonably requested and at the reasonable cost and expense of the requesting party, personnel (including technical and scientific), agents and other representatives who are responsible for preparing or maintaining information, records or other documents, or who may have particular knowledge with respect to any Third Party Claim.

      Section 8.6 Assessment of Claims. In the event that any of the Losses for which an Indemnitor is or is allegedly responsible pursuant to Sections 8.1 or
8.2 are recoverable or potentially recoverable against any third party at the time when payment is due hereunder, following payment by the Indemnitor to the Indemnitee for such Losses the Indemnitee shall assign any and all rights that it may have to recover such Losses to the Indemnitor, or, if such rights are not assignable under applicable law or otherwise, the Indemnitee shall attempt in good faith to collect any and all Losses on account thereof from such third party for the benefit of, and at the expense and direction of, the Indemnitor.

      Section 8.7 Limits on Indemnification.

      8.7.1 Limitations on Indemnification for Breach of Representations and Warranties. Buyer Indemnitees shall not be entitled to seek payment under Subsection 8.1.2(a), and Seller Indemnitees shall not be entitled to seek payment under Subsection 8.2.2(a), in respect of any specific indemnified Loss or Third Party Claim arising from a breach of a representation or warranty until the aggregate total of such Losses and Third Party Claims under such

Subsection 8.1.2(a), or Subsection 8.2.2(a), as applicable, is equal to or exceeds $200,000 (the "Threshold Amount"), and then the Indemnitee(s) may seek payment and indemnity from the Indemnitor for the full amount of the Loss or Third Party Claim; provided, however, that neither the Buyer Indemnitees, with respect to Subsection 8.1.2(a), nor the Seller Indemnitees, with respect to Subsection 8.2.2(a), shall be entitled to seek payment thereunder to the extent the aggregate total of such Losses and Third Party Claims exceeds $4,000,000 (the "Cap"), and, provided, further that the obligations of each of Seller and Elecsys to pay and indemnify the Buyer Indemnitees pursuant to Section 8.1.2(a) hereof on account of a breach by Seller or Elecsys of the representations and warranties made pursuant to Subsections 3.5.1, 3.6.2, 3.15.2 and 3.15.5 hereof shall not be subject to or reduced by the Threshold Amount or the Cap.

      8.7.2 No Limitations on Certain Indemnification Claims.
The Buyer Indemnitees may seek payment and full and complete indemnity from Seller and Elecsys in respect of any and all Losses or Third Party Claims under Subsections 8.1.1, 8.1.2(b), 8.1.3 and 8.1.4, and the Seller Indemnitees may seek payment and full and complete indemnity from Buyer in respect of any and all Losses or Third Party Claims under Subsections 8.2.1 and 8.2.2(b) and such indemnity shall not be subject to the Threshold Amount or the Cap.

      Section 8.8 Survival of Representations and Warranties. All representations and warranties of the parties contained in this Agreement shall survive the Closing hereunder and continue in full force and effect thereafter, regardless of any investigation made or to be made by or on behalf of any party hereto, for a period of fifteen (15) months following the Closing Date, except for the representations and warranties (a) of Seller and Elecsys provided for
(i) in Sections 3.13, 3.14.3 and 3.15.5, which shall survive the Closing hereunder and continue in full force and effect thereafter, regardless of any investigation made or to be made by or on behalf of any party hereto, for a period ending sixty (60) days after the expiration of the relevant statutes of limitations, including with respect to representations and warranties regarding Taxes, any extension or waiver thereof regarding the filing of Tax Returns and the payment of Taxes, and (ii) in Sections 3.1, 3.2, 3.3.1, 3.6.2 and 3.20, which shall survive the Closing hereunder and continue in full force and effect thereafter, regardless of any investigation made or to be made by or on behalf of any party hereto, without end or termination, and (b) of Buyer provided for in Sections 4.1, 4.2.1 and 4.5, which shall survive the Closing hereunder and continue in full force and effect thereafter, regardless of any investigation made or to be made by or on behalf of any party hereto, without end or termination. Except as set forth in this Section 8.8, after the end of such period, an Indemnitor's obligation to an Indemnitee under this Article VIII with respect to such representations and warranties shall expire except with respect to a matter set forth in a Claim Notice theretofore delivered by an Indemnitee. It is further agreed that each Buyer Indemnitee's rights to indemnification set forth in Subsections 8.1.1, 8.1.2(b), 8.1.3 and 8.1.4, and each Seller Indemnitee's rights to indemnification set forth in Subsections 8.2.1 and 8.2.2(b), shall remain in full force and effect indefinitely.

      Section 8.9 After-Tax Nature of Indemnity Payments. Any payment or indemnity required to be made pursuant to Sections 8.1 or 8.2 hereof shall include any amount necessary to hold the Indemnitee harmless on an after-tax basis from all Taxes required to be paid with respect to the receipt of such payment or indemnity (after taking into account any reduction in Taxes realized by the Indemnitee as a result of the Loss giving rise to the payment or indemnity). In determining the amount necessary to be added to any payment or indemnity in order to accomplish the foregoing, the parties hereto agree (a) to treat all Taxes required to be paid by, and all reductions in Tax realized by any Indemnitee, as if such Indemnitee were subject to tax at the highest marginal tax rates (for both federal and state, as determined on a combined basis) applicable to such Indemnitee and (b) to treat any indemnification payments made to Buyer pursuant to this Agreement as an adjustment to the Final Purchase Price, unless either party receives a written opinion, reasonably satisfactory in form and substance to the other party, of a law firm with appropriate experience and expertise to the effect that it is not or is not likely to be permissible to treat such payments in that manner on a federal, state or local income tax return.

      Section 8.10 Contractual Right to Recover. Buyer shall have the right to seek indemnity under this Article VIII on behalf of any person included within the definition of Buyer Indemnitee with respect to any Loss for which such Buyer Indemnitee shall be entitled to indemnification hereunder, and to the extent any amount shall be owing to any Buyer Indemnitee in respect of any Loss for which such Buyer Indemnitee is entitled to be indemnified in accordance with the provisions hereof, Seller and Elecsys shall pay over to Buyer such amount, on behalf of such Buyer Indemnitee, in accordance with the provisions of this
Article VIII. Seller or Elecsys shall have the right to seek indemnity under this Article VIII on behalf of any person included within the definition of Seller Indemnitee with respect to any Loss for which such Seller Indemnitee shall be entitled to indemnification hereunder, and to the extent any amount shall be owing to any Seller Indemnitee in respect of any Loss for which such Seller Indemnitee is entitled to be indemnified in accordance with the provisions hereof, Buyer shall pay over to Seller or Elecsys, as the case may be, such amount, on behalf of such Seller Indemnitee, in accordance with the provisions of this Article VIII. Full payment by Seller or Elecsys to Buyer for an indemnity claim of a Buyer Indemnitee shall be deemed to fully discharge the indemnity obligation with respect to such claim. Full payment by Buyer to Seller or Elecsys for an indemnity claim of a Seller Indemnitee shall be deemed to fully discharge the indemnity obligation with respect to such claim.

                                   ARTICLE IX

                                   TERMINATION

      Section 9.1 Termination Events. Subject to the provisions of Section 9.2 herein, this Agreement may, by written notice given at or prior to the Closing in the manner hereinafter provided, be terminated and abandoned only as follows:

      (a) By Seller or Buyer upon written notice if a material default or breach shall be made by the other, with respect to the due and timely performance of any of their respective covenants and agreements contained herein, or with respect to the due compliance with any of their respective representations and warranties contained in Article III or IV, as applicable, and such default cannot be cured prior to Closing and has not been waived;

      (b) By mutual written consent of Seller and Buyer;

      (c) Without further action of the parties, if the Closing shall not have occurred by close of business on August 31, 2001; or

      (d) By Buyer in the event of a casualty or condemnation of the Owned Property that has an Extreme Adverse Effect on the value of the Owned Property or by Buyer pursuant to Subsection 5.31.3 hereof.

      Section 9.2 Effect of Termination. In the event this Agreement is terminated pursuant to Section 9.1, all further rights and obligations of the parties hereunder shall terminate, except that the obligations set forth in the Confidentiality Agreement shall survive; it being specifically agreed that, if this Agreement is so terminated by either Buyer or Seller, because one or more of the conditions to such party's obligations hereunder is not satisfied as a result of the other such party's failure to comply with its obligations under this Agreement, it is expressly agreed and understood that the rights of the terminating party to pursue all legal remedies for breach of contract and damages shall survive such termination and the breaching party shall be fully liable for any and all damages, costs and expenses sustained or incurred by the terminating party as a result of such breach.

      Section 9.3 Fees and Expenses. Except as otherwise provided in Section 9.2 hereof, each party shall be responsible for its own costs, fees and expenses, including fees and expenses of its accountants, investment advisors and counsel.

                                   ARTICLE X

                                  MISCELLANEOUS

      Section 10.1 Remedies. The remedies expressly set forth in this Agreement following the Closing with respect to any breach of any representation or warranty herein contained, are the sole and exclusive remedies for any such breach, and are intended to be non-cumulative with respect to any other remedies which would otherwise have been available in common law or by statute. No party shall have the right after the Closing to assert any cause of action or make any claim to recover or seek any relief on any basis other than as expressly provided under this Agreement; provided, however, that nothing contained in this Agreement shall constitute a waiver by or limitation on any party hereto to institute any cause of action (whether in law or in equity) against the other for (i) fraud, bad faith or intentional misrepresentation or (ii) specific performance under applicable law (including injunction, declarative or otherwise) or (iii) breach of any covenant contained herein.

      Section 10.2 Amendment. This Agreement shall not be amended or modified except by a writing duly executed by each of the parties hereto.

      Section 10.3 Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, and the Confidentiality Agreement, contain all of the terms, conditions and representations and warranties agreed upon by the parties relating to the subject matter of this Agreement and supersede all prior and contemporaneous agreements, negotiations, _ correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

      Section 10.4 Notices. All notices, requests, demands and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of delivery, if personally delivered to the persons identified below, (ii) three (3) days after mailing if mailed by certified or registered mail, postage prepaid, return receipt requested, or (iii) upon receipt, if sent by facsimile and receipt thereof is confirmed by telephone and a copy thereof is sent by the method specified in clause (ii) of this Section 10.4, addressed as follows:

      If to Seller:

            Airport Systems International, Inc.
            15301 W. 109th Street
            Lenexa, Kansas  66215
            Attention:  Keith S. Cowan
            Telephone:  (913) 782-5672
            Facsimile:  (913) 982-5766

      with a copy to:

            Steve Carman, Esquire
            Blackwell Sanders Peper Martin LLP
            2300 Main Street, Suite 1000
            Kansas City, Missouri 64108
            Telephone   (816) 983-8153
            Facsimile:  (816) 983-8080

      If to Buyer:

            ASI Newco, Inc.
            c/o Peter W. Paulsen, Esquire
            Crowell & Moring LLP
            1001 Pennsylvania Avenue, N.W.
            Washington, D.C.  20004-2595
            Telephone:  (202) 624-2783
            Facsimile:  (202) 628-5116

            with a copy to:

            Peter W. Paulsen, Esquire
            Crowell & Moring LLP
            1001 Pennsylvania Avenue, N.W.
            Washington, D.C.  20004-2595
            Telephone:  (202) 624-2783
            Facsimile:  (202) 628-5116

Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 10.4. Copies delivered to outside counsel shall not constitute notice.

      Section 10.5 Severability. Subject to the specific provisions of Subsection 5.22.3, if any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible and to the extent permitted by applicable law, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

      Section 10.6 Waiver; Survival. Waiver of any term or condition of this Agreement by any of the respective parties shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition, of this Agreement. Except as otherwise specifically provided herein, the rights and obligations of the parties contained herein shall survive the Closing.

      Section 10.7 Binding Effect; Assignment. No party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other parties to this Agreement, which they may withhold in their absolute discretion; provided, however, that Buyer may assign any or all of its rights under this Agreement to an Affiliate of Buyer, provided, however, that such assignment by Buyer shall not relieve Buyer of any of its obligations set forth in this Agreement. This Agreement shall, when executed and delivered by each of the parties hereto, be binding upon and for the benefit of each party and their respective successors and permitted assigns.

      Section 10.8 No Third Party Beneficiaries. There are no third party beneficiaries to this Agreement and nothing herein shall confer any rights upon any person or entity which is not a party to this Agreement.

      Section 10.9 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.

      Section 10.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PRINCIPLES.

      Section 10.11 Consent to Jurisdiction; Waiver of Jury Trial.

      10.11.1 Consent to Jurisdiction.

      (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any court sitting in the District of Columbia and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court. Each of the parties hereto agrees that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment in any other manner provided by law.

      (b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any court sitting in the District of Columbia. Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, the defense of any inconvenient forum to the maintenance of such action or proceeding in any such court.

      (c) Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in Section 10.4 hereof. Notwithstanding the foregoing, each of the parties hereto shall have the right to serve process in any other manner permitted by law.

      10.11.2 Waiver of Punitive Damages and Jury Trial.

      (a) THE PARTIES TO THIS AGREEMENT EXPRESSLY WAIVE AND FOREGO ANY RIGHT TO RECOVER PUNITIVE, EXEMPLARY, CONSEQUENTIAL OR SIMILAR DAMAGES IN ANY LAWSUIT, LITIGATION, ARBITRATION OR PROCEEDING ARISING OUT OF OR RESULTING FROM ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      (b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      (c) EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE WAIVERS SET FORTH IN CLAUSE (a) OF THIS SECTION 10.11.2, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN SUCH SECTION.

      Section 10.12 Interpretation and Construction of this Agreement. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine or neuter form. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The headings contained in this Agreement are inserted for convenience only and shall not constitute a part hereof. All references herein to Articles and Sections (other than references to Sections of the Code) shall be deemed to be references to Articles and Sections of this Agreement unless the context shall otherwise require. Unless the context shall otherwise require or provide, any reference to any agreement or other instrument or statute or regulation is to such agreement, instrument, statute or regulation as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provision); provided, however, that no covenant herein shall be deemed to have been breached because of a change in law or regulation issued subsequent to the completion of the action or conduct which is the subject of the covenant. This Agreement shall be construed in accordance with its fair meaning and shall not be construed strictly against any party. References in this Agreement to any Article shall include all Sections, Subsections, Paragraphs in such Article; references in this Agreement to any Section shall include all Subsections and Paragraphs in such Section; and references in this Agreement to any Subsection shall include all Paragraphs in such Subsection.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement with legal and binding effect as of the date and year first above written.

                                   AIRPORT SYSTEMS INTERNATIONAL, INC.


                                   By:
                                       Name:----------------------------
                                       Title: --------------------------



                                   ELECSYS CORPORATION


                                   By:
                                       Name: ----------------------------
                                       Title:----------------------------


                                   ASI NEWCO, INC.


                                   By:
                                       Name: Andrew Walsh
                                       Title:  President

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES.............1


ARTICLE I        PURCHASE AND SALE OF ASSETS;  ASSUMPTION OF
                 LIABILITIES.................................................1
      Section 1.1     Acquired Assets........................................1
                      1.1.1    Personal Property.............................1
                      1.1.2    Inventory.....................................2
                      1.1.3    Receivables...................................2
                      1.1.4    Certain Rights................................2
                      1.1.5    Contracts.....................................2
                      1.1.6    Real Estate...................................2
                      1.1.7    Business Records..............................2
                      1.1.8    Computer Software.............................3
                      1.1.9    Patents and Technology........................3
                      1.1.10   Trademarks and Copyrights.....................3
                      1.1.11   Permits.......................................3
                      1.1.12   Prepaid Charges...............................3
                      1.1.13   Claims........................................3
                      1.1.14   General.......................................3
      Section 1.2     Excluded Assets........................................3
                      1.2.1    Tax Refunds...................................4
                      1.2.2    Certain Contracts.............................4
                      1.2.3    Leaseholds....................................4
                      1.2.4    Cash..........................................4
                      1.2.5    Corporate Records.............................4
                      1.2.6    Benefit Plans.................................4
                      1.2.8    Aircraft......................................4
      Section 1.3     Assumed Liabilities....................................4
                      1.3.1    Contracts; Leases.............................4
                      1.3.2    Employment....................................5
                      1.3.3    Warranty Claims...............................5
                      1.3.4    Trade Payables................................5
                      1.3.5    Mortgage......................................5
      Section 1.4     Excluded Liabilities...................................6
                      1.4.1    Infringement..................................6
                      1.4.2    Environmental Liabilities.....................6
                      1.4.3    Litigation....................................6
                      1.4.4    Employees.....................................6
                      1.4.5    Taxes.........................................6
                      1.4.6    Leases........................................7
                      1.4.7    Benefit Plans.................................7
                      1.4.8    Indebtedness..................................7

                      1.4.9    Contracts.....................................7
                      1.4.10   Trade Payables................................7
                      1.4.11   Contract Defaults.............................7
                      1.4.12   Stock Plans; Agreements.......................7
                      1.4.13   Other Excluded Liabilities....................7

ARTICLE II CLOSING; PURCHASE PRICE; ADJUSTMENT...............................7

      Section 2.1     Closing................................................7
      Section 2.2     Purchase Price; Closing Deliveries.....................8
                      2.2.1    Purchase Price................................8
                      2.2.2    Transfer of Title.............................8
                      2.2.3    Additional Agreements.........................8
                      2.2.4    Other Deliveries..............................9
      Section 2.3     Allocation of Purchase Price...........................9
                      2.3.1    Asset Acquisition Statement...................9
                      2.3.2    Tax Returns...................................9
      Section 2.4     Purchase Price Adjustment..............................9
                      2.4.1    April Net Asset Statement.....................9
                      2.4.2    Closing Net Asset Statement..................10
                      2.4.3    Objections and Resolution....................10
                      2.4.5    Adjustment to Asset Acquisition Statement....11
      Section 2.5     Sales and Use Tax.....................................11

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER AND ELECSYS............12

      Section 3.1     Corporate Status and Authority of Seller..............12
      Section 3.2     Corporate Status and Authority of Elecsys.............12
      Section 3.3     No Conflicts, etc.....................................13
                      3.3.1    Charter Documents............................13
                      3.3.2    Governmental Consents........................13
      Section 3.4     Financial Statements..................................13
                      3.4.1    Schedules....................................13
                      3.4.2    Reserves.....................................13
                      3.4.3    No Undisclosed Liabilities...................14
                      3.4.4    Forecast.....................................14
                      3.4.5    Absence of Changes...........................14
      Section 3.5     Real Property.........................................15
                      3.5.1    Identification and Title.....................15
                      3.5.2    Condition....................................15
                      3.5.3    Adequacy.....................................15
                      3.5.4    Related Agreements...........................15
                      3.5.5    No Condemnation..............................15
                      3.5.6    Zoning.......................................15
                      3.5.7    Compliance...................................16
                      3.5.8    No Mechanics Liens...........................16
                      3.5.9    Utility Service..............................16

                      3.5.10   No Adverse Parties...........................16
                      3.5.11   Not a Foreign Party..........................16
                      3.5.12   Subdivision Compliance.......................16
                      3.5.13   Insurance....................................16
                      3.5.14   Taxes and Other Items........................16
      Section 3.6     Personal Property.....................................17
                      3.6.1    Identification and Location..................17
                      3.6.2    Title........................................17
                      3.6.3    Condition....................................17
      Section 3.7     Accounts Receivable...................................17
      Section 3.8     Inventory.............................................18
      Section 3.9     Intellectual Property.................................18
                      3.9.1    Patents and Know-How.........................18
                      3.9.2    Trademarks and Copyrights....................18
                      3.9.3    Computer Software............................18
                      3.9.4    General......................................19
      Section 3.10    Material Contracts....................................19
                      3.10.1   Schedules....................................19
                      3.10.2   Full Force and Effect; No Defaults...........20
                      3.10.3   Review by Buyer..............................20
      Section 3.11    Government Contract Matters...........................20
                      3.11.1   Government Contract Compliance...............20
                      3.11.2   Government Investigations....................21
                      3.11.3   Absence of Claims............................21
                      3.11.4   Eligibility; Systems Compliance..............22
                      3.11.5   Test and Inspection Results..................22
                      3.11.6   Government Furnished Equipment...............22
                      3.11.7   Not Subject to CAS...........................23
      Section 3.12    Litigation and Investigation..........................23
                      3.12.1   General......................................23
                      3.12.2   This Transaction.............................23
      Section 3.13    Taxes.................................................23
                      3.13.1   Tax Returns..................................23
                      3.13.2   Allocations..................................24
                      3.13.3   Non-deductible Payments......................24
                      3.13.4   Tax Liens....................................24
                      3.13.5   Independent Contractors......................24
      Section 3.14    Employees; Compensation; Labor........................24
                      3.14.1   Employees and Compensation...................24
                      3.14.2   Certain Labor Matters........................25
                      3.14.3   Employee Benefit Plans; ERISA................25
      Section 3.15    Compliance with Law...................................27
                      3.15.1   General......................................27
                      3.15.2   Permits......................................27
                      3.15.3   Export Control...............................28
                      3.15.4   FCPA.........................................28

                      3.15.5   Environmental Conditions and Compliance......28
      Section 3.16    Bank Accounts and Powers..............................29
      Section 3.17    Security Clearances...................................29
      Section 3.18    Insurance.............................................29
      Section 3.19    Warranties............................................29
      Section 3.20    Brokers' Fees.........................................30
      Section 3.21    Full Disclosure.......................................30
      Section 3.22    Consents and Notices..................................30
      Section 3.23    Bankruptcy............................................30
                      3.23.1   Court Approval...............................30
                      3.23.2   Finality.....................................30
                      3.23.3   Performance of Asset Purchase Agreement......30
                      3.23.4   Subsequent or Collateral Proceedings.........31
      Section 3.24    Ownership of Assets...................................31
      Section 3.25    Information Technology Systems........................31

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER..........................31

      Section 4.1     Corporate Status and Authority of Buyer...............31
      Section 4.2     No Conflicts..........................................32
                      4.2.1    Charter Documents............................32
                      4.2.2    Governmental Consents........................32
      Section 4.3     Litigation............................................32
      Section 4.4     Sophisticated Buyer...................................32
      Section 4.5     Brokers' Fees.........................................32

ARTICLE V COVENANTS.........................................................32

      Section 5.1     General...............................................32
      Section 5.2     Conduct of the Business...............................32
      Section 5.3     No General Increases..................................34
      Section 5.4     Contracts and Commitments.............................34
      Section 5.5     Sale of Capital Assets................................34
      Section 5.6     Preservation of Organization..........................34
      Section 5.7     Access to Information.................................34
                      5.7.1    Access.......................................34
                      5.7.2    Confidentiality; Assignment of Benefit.......35
      Section 5.8     Filings and Authorizations............................35
      Section 5.9     Tax Matters...........................................35
                      5.9.1    Clearance Certificate........................35
                      5.9.2    Affidavit....................................35
                      5.9.3    Payment of Pre-Closing Taxes by Seller.......35
                      5.9.4    Payment of Post-Closing Taxes by Buyer.......35
      Section 5.10    Financial Information.................................36
      Section 5.11    Employees.............................................36
      Section 5.12    Employee Benefit Matters..............................36
                      5.12.1   Welfare Plans................................36
                      5.12.2   Savings Plans................................36

                      5.12.3   Vacation and Holidays........................37
                      5.12.4   Other Employee Plans.........................37
                      5.12.5   Access to Information........................37
      Section 5.13    Assignment of Contracts and Rights....................38
      Section 5.14    Administration of Accounts............................38
                      5.14.1   In Trust For Buyer...........................38
                      5.14.2   In Trust For Seller..........................38
      Section 5.15    Agreements Regarding Tax Matters......................39
                      5.15.1   Tax Returns..................................39
                      5.15.2   Sale.........................................39
      Section 5.16    Utilities.............................................39
      Section 5.17    Notice to Buyer.......................................39
      Section 5.18    Further Assurances....................................39
      Section 5.19    Public Announcements..................................40
      Section 5.20    Updates to Schedules..................................40
      Section 5.21    Exclusivity...........................................40
      Section 5.22    Non-Compete...........................................40
                      5.22.1   Non-Compete..................................40
                      5.22.2   Remedies.....................................41
                      5.22.3   Severability.................................41
      Section 5.23    No Defaults...........................................41
      Section 5.24    Compliance With Laws..................................41
      Section 5.25    Confidential Information..............................41
      Section 5.26    Solicitation of Employees.............................42
      Section 5.27    Notice to Seller......................................42
      Section 5.28    Release of Liens on Assets under Credit Facilities....42
      Section 5.29    Meeting of Shareholders...............................42
      Section 5.30    Seller's Access to Information........................42
      Section 5.31    Real Estate; Title Binder and Survey..................43
                      5.31.1   Title Binder.................................43
                      5.31.2   Survey.......................................43
                      5.31.3   Review of Title and Survey...................44
      Section 5.32    Seller Name Change....................................44
      Section 5.33    Consent of Mortgage Lender............................44
      Section 5.34    Guaranty..............................................44

ARTICLE VI CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER.....................44

      Section 6.1     Conditions............................................44
                      6.1.1    Representations and Warranties Accurate......45
                      6.1.2    Certificates.................................45
                      6.1.3    Consents.....................................45
                      6.1.4    No Injunction................................45
                      6.1.5    Disclosure Schedules.........................45
                      6.1.6    Legal Opinion................................45
                      6.1.7    Deliveries...................................45
                      6.1.8    Consent of Mortgage Lender...................46

                      6.1.9    Personal  Property Moved from Bond Street
                               Facility.....................................46
                      6.1.10   Asset Acquisition Statement..................46
                      6.1.11   DCI Manufacturing Agreement..................46
                      6.1.12   FIRPTA Certificate...........................46
                      6.1.13   Extreme Adverse Effect.......................46
                      6.1.14   Authorizations...............................46
                      6.1.15   Bank Letter; Release of Liens................46
                      6.1.16   Elecsys Guaranty.............................46
                      6.1.17   Exon-Florio Act..............................46
      Section 6.2     Waiver................................................47

ARTICLE VII CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER AND
                 ELECSYS....................................................47
      Section 7.1     Conditions............................................47
                      7.1.1    Representations and Warranties Accurate......47
                      7.1.2    Officer's Certificate........................47
                      7.1.3    Consents.....................................47
                      7.1.4    No Injunction................................47
                      7.1.5    Legal Opinion................................47
                      7.1.6    Payment......................................47
                      7.1.7    DCI Manufacturing Agreement..................48
                      7.1.8    Letters of Credit and Surety Bonds...........48
                      7.1.9    Asset Acquisition Statement..................48
                      7.1.10   Escrow Agreement.............................48
                      7.1.11   Buyer's Parent Guaranty......................48
                      7.1.12   Exon-Florio Act..............................48
      Section 7.2     Waiver................................................48

ARTICLE VIII INDEMNIFICATION................................................48

      Section 8.1     Indemnity by Seller and Elecsys.......................48
                      8.1.1    Excluded Liabilities.........................48
                      8.1.2    Breach of Representation, Warranty, Etc......49
                      8.1.3    Guarantee Claims.............................49
                      8.1.4    Government Contract Claims...................49
      Section 8.2     Indemnity by Buyer....................................49
                      8.2.1    Assumed Liabilities..........................50
                      8.2.2    Breach of Representation, Warranty, Etc......50
                      8.2.3    Certain Third Party Claims...................50
      Section 8.3     Notification of Third Party Claims....................50
                      8.3.1    Timely Delivery of Claim Notice..............50
                      8.3.2    Late Delivery of Claim Notice................50
                      8.3.3    Paid or Settled Claims.......................50
      Section 8.4     Defense of Claims.....................................51
      Section 8.5     Access and Cooperation................................51
      Section 8.6     Assessment of Claims..................................51

      Section 8.7     Limits on Indemnification.............................52
                      8.7.1    Limitations   on   Indemnification    for
                               Breach of Representations and Warranties.....52
                      8.7.2    No       Limitations      on      Certain
                               Indemnification Claims.......................52
      Section 8.8     Survival of Representations and Warranties............52
      Section 8.9     After-Tax Nature of Indemnity Payments................53
      Section 8.10    Contractual Right to Recover..........................53

ARTICLE IX TERMINATION......................................................54

      Section 9.1     Termination Events....................................54
      Section 9.2     Effect of Termination.................................54

ARTICLE X MISCELLANEOUS.....................................................55

      Section 10.1    Remedies..............................................55
      Section 10.2    Amendment.............................................55
      Section 10.3    Entire Agreement......................................55
      Section 10.4    Notices...............................................55
      Section 10.5    Severability..........................................56
      Section 10.6    Waiver; Survival......................................56
      Section 10.7    Binding Effect; Assignment............................56
      Section 10.8    No Third Party Beneficiaries..........................57
      Section 10.9    Counterparts..........................................57
      Section 10.10   Governing Law.........................................57
      Section 10.11   Consent to Jurisdiction; Waiver of Jury Trial.........57
                      10.11.1  Consent to Jurisdiction......................57
                      10.11.2  Waiver of Punitive Damages and Jury Trial....58
      Section 10.12   Interpretation and Construction of this Agreement.....58

APPENDIX A  DEFINITIONS......................................................1

                                    Exhibits

Exhibit A         Form of Bill of Sale
Exhibit B         Form of Certificate of Assumption
Exhibit C         Form of Elecsys Guaranty
Exhibit D         Form of Buyer's Parent Guaranty

                                    Schedules

Schedule 1.1.5  Acquired Customer Contracts
Schedule 1.1.6  Owned Property
Schedule 1.2.7  Certain DCI Assets
Schedule 1.3.1  Contracts;Leases
Schedule 1.3.4  Trade Payables
Schedule 2.4.1  April Net Asset Statement
Schedule 3.1    Qualifications to do Business
Schedule 3.3    Conflicts
Schedule 3.3.2  Government Consents
Schedule 3.4.1  Financial Statements
Schedule 3.4.2  Accruals and Reserves
Schedule 3.4.3  Undisclosed Liabilities
Schedule 3.4.4  Forecast
Schedule 3.4.5  Material Changes
Schedule 3.5.14 Owned Property Taxes Unpaid at Closing
Schedule 3.6.1  Personal Property
Schedule 3.6.2  Title to Personal Property
Schedule 3.6.3  Condition
Schedule 3.7    Accounts Receivable
Schedule 3.8    Inventory
Schedule 3.9.1  Patents and Licenses
Schedule 3.9.2  Trademarks and Licenses
Schedule 3.9.3  Computer Software
Schedule 3.9.4  Intellectual Property
Schedule 3.10.1 Material Contracts
Schedule 3.10.2 Defaults under Contracts
Schedule 3.11.1 Government Contract or Bid
Schedule 3.11.2 Government Investigations
Schedule 3.11.3 Absence of Claims
Schedule 3.11.4 Eligibility; Systems Compliance
Schedule 3.11.5 Test and Inspection Results
Schedule 3.11.6 Government Furnished Equipment
Schedule 3.11.7 Contracts Subject to CAS
Schedule 3.12.1 Litigation and Investigation
Schedule 3.13.1 Taxing Authority Claims
Schedule 3.13.4 Tax Liens
Schedule 3.14.1 List of Employees
Schedule 3.14.2 Labor Matters
Schedule 3.14.3 Employee Benefit Plans; ERISA
Schedule 3.14.3(h) Retirees of Seller
Schedule 3.15.2(a)    Permits
Schedule 3.15.2(b)    Products
Schedule 3.15.5(a)    Environmental Conditions
Schedule 3.15.5(b)      Noncompliance with Environmental Laws and Regulations

Schedule 3.15.5(c)      Outstanding Actions, Suits, Claims, etc.
Schedule 3.15.5(d)      Underground  Tanks,   Polychlorinated  Biphenyls,  and
                        Friable Structural Asbestos
Schedule 3.15.5(e)      Disposals  to Sites on the National  Priorities  List,
                        etc.
Schedule 3.16     Bank Accounts and Powers
Schedule 3.18     Insurance
Schedule3.20      Brokers' Fees
Schedule 3.22     Consents
Schedule 3.24     Ownership of Assets
Schedule 4.2      No Conflicts

                                   APPENDIX A

                                   DEFINITIONS



      Unless the context otherwise requires, the following terms shall have the following meanings for all purposes of this Agreement and shall be equally applicable to both the singular and the plural forms of the terms herein
defined.   Certain terms defined in the text of this Agreement similarly shall have the meanings therein given for all purposes of this Agreement:

      "Affiliate" shall mean, with respect to any specified Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person, where "control" as used with respect to any Person shall mean the power to direct the business and affairs of such Person, as evidenced by equity ownership of twenty-five percent (25%) or greater, or by agreement or otherwise (excluding, in the case of Seller, any broker-dealer that may have beneficial ownership of more than 25% of the outstanding common stock of Seller, but who, from time to time, expressly disclaims beneficial ownership of all securities held by it in customer accounts).

      "Agreement",   "this Agreement",   "herein",   "hereunder",
"hereof", "hereby" or other like words mean this Asset Purchase and Sale Agreement as originally executed or as modified or amended from time to time pursuant to the applicable provisions hereof.

      "April Balance Sheet" shall have the meaning specified in Subsection 3.4.1 hereof.

      "April Net Asset Statement" shall have the meaning specified in Subsection
2.4.1 hereof.

      "Ancillary Agreements" shall have the meaning specified in Section 3.1 hereof.

      "Asset Acquisition Statement" shall have the meaning specified in Subsection 2.3.1 hereof.

      "Asset Purchase   Agreement" shall have the meaning   specified in
Subsection 3.23.1 hereof.

      "Assets" shall have the meaning specified in Section 1.1 hereof.

      "Assumed Liabilities" shall have the meaning specified in Section 1.3 hereof.

      "Aviation Systems,  Inc." shall have the meaning specified in Subsection
3.23.1 hereof.

      "Bank Letter" shall have the meaning specified in Section 5.28 hereof.

      "Bankruptcy Court" shall have the meaning specified in Subsection 3.23.1 hereof.

      "Bankruptcy Proceeding" shall have the meaning specified in Subsection
3.23.1 hereof.

      "Bill of Sale" shall have the meaning specified in Subsection 2.2.2 hereof.

      "Bond Street Lease" shall mean that certain Lease Agreement, dated September 16, 1994, between State of California Public Employees' Retirement
System and Airport Systems International,   Inc. (now known as Elecsys
Corporation) regarding certain real property located at 8920 Bond Street, Overland Park, Kansas 66214.

      "Business" shall have the meaning specified in the first whereas clause hereof.

      "Business Records" shall have the meaning specified in Subsection 1.1.7 hereof.

      "Buyer" shall have the meaning specified in the preamble hereof.

      "Buyer Indemnitees" shall have the meaning specified in Section 8.1 hereof.

      "Buyer's Parent" shall mean Alenia Marconi Systems Limited, a company incorporated in England and Wales.

      "Cap" shall have the meaning specified in Subsection 8.7.1 hereof.

      "CERCLA"   shall   mean  the   Comprehensive   Environmental   Response,
Compensation, and Liability Act of 1980, 42 U.S.C.ss.ss. 9601 et. seq., as amended.

      "CERCLIS" shall have the meaning specified in Subsection 3.15.5(e) hereof.

      "Certificate of Assumption"   shall have the meaning specified in
Subsection 2.2.2 hereof.

      "Claim Notice" shall have the meaning specified in Subsection 8.3.1 hereof.

      "Closing" shall have the meaning specified in Section 2.1 hereof.

       "Closing Date" shall have the meaning specified in Section 2.1 hereof.

      "Closing Net Asset Statement" shall have the meaning specified in Subsection 2.4.2 hereof.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Computer Software" shall have the meaning specified in Subsection 3.9.3 hereof.

      "Confidentiality Agreement" shall mean that certain Confidentiality Agreement entered into between Buyer and Seller dated December 7, 2000.

      "Consents" shall have the meaning specified in Section 3.22 hereof.

      "Contracts" shall have the meaning specified in Subsection 1.1.5 hereof.

      "Conveyance Documents" shall have the meaning specified in Subsection 2.2.3(b) hereof.

      "DCI" shall mean DCI, Inc., a Kansas corporation, wholly-owned by Elecsys.

      "Elecsys" shall have the meaning specified in the preamble hereof.

      "Employees" shall have the meaning specified in Subsection 3.14.1 hereof.

      "Environmental   Conditions"   shall mean the presence of Hazardous
Materials that could reasonably be expected to cause the incurrence of reporting, removal, remediation, or similar obligations, or civil or criminal penalties or fines, under any Environmental Law or other liability for personal injury or property damage arising out of such conditions.

      "Environmental Laws" shall mean any federal, state or local Laws enacted for the protection of human health, natural resources or the environment (including without limitation CERCLA; the Resource Conservation and Recovery Act of 1976, 42 U.S.C.ss. 6901 et. seq., as amended; the Clean Air Act, 42 U.S.C.ss. 7401 et. seq., as amended; the Clean Water Act, 33 U.S.C.ss. 1251 et. seq., as amended; the Safe Drinking Water Act, 42 U.S.C. ss.ss. 300f et. seq., as amended; the Toxic Substances Control Act, 15 U.S.C.ss.ss. 2601 et. seq., as amended, and the Emergency Planning and Community Right-to-Know Act, 42 U.S.C.ss. 1101 et. seq., as amended), now or hereafter in effect, including any plan, permit, license, regulation, order, judgment, injunction, notice or demand letter issued, entered, promulgated or approved by any Governmental Authority pursuant to such federal, state or local Laws.

      "ERISA" shall have the meaning specified in Subsection 3.14.3 hereof

      "Excluded Assets" shall have the meaning specified in Section 1.2 hereof.

      "Excluded Liabilities" shall have the meaning specified in Section 1.4 hereof.

      "Exon-Florio Act" shall mean Section 2170 of the Defense Production Act of 1950, which was added pursuant to Section 5021 of the Omnibus Trade and Competitiveness Act of 1988, more commonly known as the Exon-Florio Amendment.

      "Export-Import Bank" shall mean the Export-Import Bank of the United States, an independent agency of the federal government.

      "Extreme Adverse Effect" shall mean, with respect to any Person, the Owned Property or the Business, changes in the business, assets, financial condition or results of operations of such Person, the Owned Property or the Business resulting in a loss therefrom in excess of $250,000.

      "FCPA" shall have the meaning specified in Subsection 3.15.4 hereof.

      "Final Closing Net Asset Statement" shall have the meaning specified in Subsection 2.4.3 hereof.

      "Final Closing Net Asset Value" shall have the meaning specified in
Section 2.4.4 hereof.

      "Final Purchase Price" shall have the meaning specified in Section 2.4.4 hereof.

      "Financial Statements" shall have the meaning specified in Subsection
3.4.1 hereof.

      "FIRPTA Certificate" shall have the meaning specified in Subsection 5.9.2 hereof.

      "GAAP" shall mean generally accepted accounting principles as defined in the United States, consistently applied.

      "GFE" shall have the meaning specified in Subsection 3.11.6 hereof.

      "Government Bid" shall have the meaning specified in Subsection 3.11.1 hereof.

      "Government Contract" shall have the meaning specified in Subsection
3.11.1 hereof.

      "Governmental Authority" shall mean any federal, state, local or foreign court, tribunal, legislative, administrative or regulatory authority or agency.

      "Guarantee Claims" shall have the meaning specified in Subsection 8.1.3 hereof.

      "Hazardous Materials" shall mean any wastes, substances, radiation or toxic materials (whether solids, liquids or gases) (a) which are hazardous, toxic, infectious, explosive, radioactive, carcinogenic or mutagenic; (b) which are defined as "pollutants", "contaminants", "hazardous materials", "hazardous wastes", "hazardous substances", "toxic substances", "radioactive materials", "solid wastes" or other similar designations in, or otherwise subject to regulation under, any Environmental Laws; (c) the presence of which on, above or under any real property, whether owned or leased, cause or threaten to cause a nuisance pursuant to applicable statutory or common law upon such real property or to adjacent properties; (d) without limitation, which contain _ polychlorinated _ biphenyls _ (PCBs), _ asbestos _ and
asbestos-containing materials, lead-based paints,   urea-formaldehyde foam
insulation, and petroleum or petroleum   products   (including,   without
limitation, crude oil or any fraction thereof); or (e) which pose a hazard to
natural resources,   human health or safety, industrial hygiene or the
environment.

      "Hired Employees" shall have the meaning specified in Subsection 1.3.2 hereof.

      "Improvements" shall have the meaning specified in Schedule 3.5.1 hereof.

      "Income Taxes shall mean all foreign or U.S. federal, state, local or municipal net income, alternative or add-on minimum, gross income, adjusted gross income, profits or excess profits, or gross receipts taxes.

      "Indemnitee" shall mean any Person which may be entitled to seek indemnification pursuant to the provisions of Sections 8.1 or 8.2 hereof.

      "Indemnitor" shall mean any Person which may be obligated to provide indemnification pursuant to Sections 8.1 or 8.2 hereof.

      "Indemnitor's Counsel" shall have the meaning specified in Section 8.4 hereof.

      "Independent Accountants" shall have the meaning specified in Subsection
2.4.3 hereof.

      "Intellectual Property" shall have the meaning specified in Subsection
3.9.4 hereof.

      "Inventory" shall have the meaning specified in Subsection 1.1.2 hereof.

      "Knowledge of Seller", "Seller's Knowledge" or "Known to Seller" or other like words means the actual knowledge of Tony Bommarito, Kurt Rieke, Gordon McWilliams, David Cox, Ken Pierson, John Wharton, Greg Brand, Tim Bond, Darryl Sullivan, Doug Duncan, Linda Gamache, Keith Cowan, Tom Cargin, each member of the Board of Directors of Seller, and each member of the Board of Directors of Elecsys, and that knowledge that should have been obtained by such person after making such due inquiry and exercising the due diligence that a prudent business person in a similar circumstance should have made or exercised.

      "Land" shall have the meaning specified in Schedule 3.5.1 hereof.

      "Laws" shall mean any law, statute, code, treaty, rule, directive, plan, regulation, promulgation, decree, ruling, injunction or order of any Governmental Authority, or any common law principle, doctrine or judgment.

      "Liability" or "Liabilities" shall mean any liability, obligation, loss or contingency, whether known or unknown, asserted or unasserted, absolute or conditional, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due, regardless of when asserted or arising.

      "Liens" shall have the meaning specified in Section 1.1 hereof.

      "Loss" or "Losses" shall mean any and all losses, costs, Liabilities, damages, demands, penalties, fines, settlements, response, remedial, reclamation, investigation or inspection costs, reasonable expenses (whether or not known or asserted prior to the date hereof), including, without limitation, interest on any amount payable to a third party as a result of the foregoing, Liabilities on account of Taxes (including interest and penalties thereon) and any legal, accounting, auditing, consulting, or other expenses reasonably incurred in connection with investigating or defending any claims, actions or Proceedings, whether or not resulting in any Liability; provi "Losses" shall not be deemed to include lost profits, opportunity costs, any other consequential damages or punitive damages except to the extent any such lost profits, opportunity costs, consequential damages or punitive damages are suffered by an Indemnitee in connection with a Third Party Claim for which indemnification shall be required hereunder.

      "Material Adverse Effect" shall mean, with respect to any Person or the Business, changes in the business, assets, financial condition or results of operations of such Person or the Business resulting in a loss therefrom in excess of $75,000.

      "Material Contracts" shall have the meaning specified in Subsection 3.10.1 hereof.

      "Mortgage" shall have the meaning specified in Subsection 1.3.5 hereof.

      "Net Asset Value" shall mean the aggregate value of the Assets less (i) the amount of the Assumed Liabilities, and (ii) any value attributable to goodwill, going concern value or similar intangible assets that might be included in the Assets.

      "Owned Property" shall have the meaning specified in Subsection 1.1.6 hereof.

      "Patents and Licenses" shall have the meaning specified in Subsection
3.9.1 hereof.

      "PBGC" shall have the meaning specified in Subsection 3.14.3(d) hereof.

      "PCB" shall have the meaning specified in Subsection 3.15.5(d) hereof.

      "Performance Bond Claim" shall mean a claim or draw against any letter of credit or surety bond issued for the account of Seller or Elecsys as a guarantee of performance or payment by Seller or Elecsys under any customer contract related to the Business that remains in effect as of the Closing Date, but only to the extent that such claim or draw relates to an act or omission by Seller or Elecsys, including, without limitation, a failure to deliver a product, perform a service or pay for materials or labor related to a contract in connection with which the letter of credit or surety bond was issued, on or prior to the Closing Date.

      "Permits" shall have the meaning specified in Subsection 1.1.11 hereof.

      "Permitted Exceptions" shall have the meaning specified in Subsection
5.32.3 hereof.

      "Permitted Liens" shall mean (a) Liens for taxes and assessments or governmental charges not yet due or which are being contested in good faith and by appropriate proceedings as to which adequate reserves exist (to the extent such reserves are required by GAAP), (b) Liens reflected in the Financial Statements, (c) Liens to be discharged at or prior to Closing.

      "Person" shall mean any corporation, partnership (whether general, limited
or otherwise),   limited liability company, trust,   association,
unincorporated organization,   governmental entity, agency or branch or
department thereof, or any other legal entity, or any natural person.

      "Personal Property" shall have the meaning specified in Subsection 1.1.1 hereof.

      "Plan" shall have the meaning specified in Subsection 3.14.3 hereof.

      "Proceeding" shall mean any action, suit, claim, investigation (which, for the avoidance of doubt, shall not include any audit) or proceeding, whether involving a court of law, administrative body, governmental agency, arbitrator, or alternative dispute resolution mechanism.

      "Promissory Note" shall have the meaning specified in Subsection 1.3.5 hereof.

      "Purchase Price" shall have the meaning specified in Subsection 2.2.1 hereof.

      "Receivables" shall have the meaning specified in Subsection 1.1.3 hereof.

      "Retained Amount" shall have the meaning specified in Subsection 2.2.1 hereof.

      "Registered Trademark" shall have the meaning specified in Subsection
1.1.10 hereof.

      "Retirement Plan" shall have the meaning specified in Subsection 3.14.3 hereof.

      "Savings Plan" shall have the meaning specified in Subsection 5.12.2 hereof.

      "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules, regulations and forms promulgated thereunder.

      "Seller" shall have the meaning specified in the preamble hereof.

      "Seller Indemnitees" shall have the meaning specified in Section 8.2 hereof.

      "Survey" shall have the meaning specified in Subsection 5.32.2 hereof.

      "Target Net Asset Value" shall have the meaning specified in Subsection
2.4.4 hereof.

      "Taxes" or "Tax" (and, with correlative   meanings,   "Taxable" or
"Taxing") shall mean, with respect to any Person, (a) all Income Taxes and all sales, use, ad valorem, transfer, franchise, license, withholding, backup withholding, payroll, employment (including employee withholding or employer payroll, FICA, or FUTA), environmental, excise, severance, stamp, occupation, premium, prohibited transaction, property, value-added or any other taxes, customs, tariffs, imposts, levies, duties, government fees or other like assessments or charges of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount related thereto, and (b) any liability for the payment of any amount of the type described in the immediately preceding clause (a) as a result of (i) being a transferee (within the meaning of section 6901 of the Code) of another Person, or (ii) being a member of an affiliated or combined group.

      "Tax Returns" shall mean all federal, state, local, provincial and foreign
returns,   declarations,   claims for refunds, forms, statements, reports,
schedules, information returns or similar statements or documents, and any amendments thereof (including, without limitation, any related or supporting information or schedule attached thereto) required to be filed with any Taxing Authority in connection with the determination, assessment or collection of any Tax or Taxes or the administration of any Laws or administrative requirements relating to Taxes.

      "Taxing Authority" shall mean any government or subdivision, agency, commission or authority thereof, or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or other imposition of Taxes.

      "Third Party Claims" shall mean any and all Losses which arise out of or result from (a) any claims or actions asserted against an Indemnitee by any Person not a party hereto, (b) any rights of any Person not a party hereto asserted against an Indemnitee, or (c) any Liabilities of, or amounts payable by, an Indemnitee to any Person not a party hereto arising out of subclauses (a) or (b), including without limitation, claims or actions asserted against an Indemnitee by any Governmental Authority on account of Taxes; provided, however, that the term "Person" as used for purposes of this definition of Third Party Claims shall be deemed to exclude any Affiliate, partner, director or officer of any party hereto.

      "Threshold Amount" shall have the meaning specified in Subsection 8.7.1 hereof.

      "Title Binder" shall have the meaning specified in Subsection 5.32.1 hereof.

      "Title Company" shall have the meaning specified in Subsection 2.2.3(b) hereof.

      "Trademark and Licenses" shall have the meaning specified in Subsection
3.9.2 hereof.

      "Trademark Assignment" shall have the meaning specified in Subsection 2.2.3(a) hereof.

      "Warranty Claim" shall mean a claim by any party pursuant to any warranty that (i) remains in effect as of the Closing Date and (ii) was originally issued by Seller or Elecsys in connection with any product designed, manufactured or sold, or any service provided, by Seller or Elecsys, but only to the extent that
such claim relates to a warranty that was originally   issued for a product
(or portion   thereof)   designed, manufactured or sold, or a service (or
portion thereof) provided, by Seller or Elecsys on or prior to the Closing Date.

      "Warranty Reserve" shall have the meaning specified in Subsection 1.3.3 hereof.

      "Welfare Plans" shall have the meaning specified in Subsection 5.12.1 hereof.

                                    EXHIBIT A

                              Form of Bill of Sale

                                    EXHIBIT B

                        Form of Certificate of Assumption

                                    EXHIBIT C

                            Form of Elecsys Guaranty

                          ELECSYS CORPORATION GUARANTY

      THIS GUARANTY AGREEMENT (this "Guaranty"), dated as of     _,
2001, is made by ELECSYS CORPORATION, a Kansas corporation ("Guarantor"), in favor of ASI NEWCO, INC., a Delaware corporation ("Buyer"), in connection with
that certain Asset Purchase Agreement (the "Agreement") dated     , 2001
among AIRPORT SYSTEMS INTERNATIONAL, INC., a Kansas corporation ("Seller"), Guarantor and Buyer (as amended, supplemented, or otherwise modified from time to time, the "Agreement").

                                    RECITALS:

      WHEREAS, in order to induce Buyer to enter into the Agreement, Guarantor has agreed, subject to the terms and conditions contained in this Guaranty, to guarantee the performance of all obligations of Seller under the Agreement, including without limitation, its indemnification obligations pursuant to
Article VIII thereof ("Obligations") and to execute and deliver this Guaranty;
and

      WHEREAS, Guarantor will benefit, directly or indirectly, from the sale by Seller to Buyer of the Assets and the assumption by Buyer of the Assumed Liabilities (each as defined in the Agreement).

      NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, Guarantor agrees as follows:

Section 1.  Unconditional Guaranty.

      (a) Guarantor fully, irrevocably and unconditionally guarantees performance (including the payment of money) of the Obligations. Guarantor is hereby made fully responsible for the acts and omissions of the Seller that constitute a breach of the Agreement. This Guaranty shall be a full, unconditional, irrevocable, absolute and continuing guaranty of performance (including the payment of money) and not a guaranty of collection, and Guarantor shall remain liable on its obligations hereunder until the payment and performance in full of the Obligations.

      (b) Except as provided in Section l(f) below, Guarantor's guaranty and responsibility shall not be discharged, released, diminished, or impaired in whole or in part by any setoff, counterclaim, defense, act or occurrence which Guarantor may have against Buyer as a result or arising out of the Agreement or any other transaction.

      (c) The Obligations of Guarantor hereunder shall not be released, discharged, diminished or impaired by (i) the renewal, extension, modification or alteration by Seller and Buyer, with or without the knowledge or consent of Guarantor, of the Agreement or of any liability or obligation of Seller thereunder or of any document or instrument under which the Obligations arise,
(ii) any forbearance or compromise granted to Seller by Buyer when dealing with Seller except to the extent of such forbearance or compromise, (iii) any change in corporate structure or ownership of Seller or the bankruptcy, insolvency, liquidation, receivership, dissolution, winding-up or termination of Seller or the fact that at any time Seller does not exist, (iv) the inaccuracy of any of the representations and warranties of Seller under the Agreement,

(v) any neglect, delay, omission, failure or refusal of Buyer to take or prosecute any action in connection with the Agreement, (vi) the full or partial release of Seller from any liability or obligation, except that Guarantor shall be released pro tanto to the extent Buyer expressly releases Seller from liability with respect to the Obligations, or (vii) any other circumstance relating to the Obligations that might otherwise constitute a legal or equitable discharge of or defense to the Guarantor not available to Seller with respect to the Obligations.

      (d) Guarantor waives notice of (i) acceptance of this Guaranty, (ii) the creation, renewal, extension, modification, alteration or existence of any liability or obligation of Seller constituting part of the Obligations, and
(iii) any breach of or default in the liabilities or obligations of Seller.

      (e) If Seller fails to perform the Obligations, in whole or in part, when such Obligations are due, Guarantor shall promptly perform such Obligations (including payment of any amount due to Buyer upon demand in lawful money of the United States). Buyer may enforce Guarantor's obligations under this Guaranty without first suing Seller or joining Seller in any suit against Guarantor, or enforcing any rights and remedies against Seller, or otherwise pursuing or asserting any claims or rights against Seller or any other person or entity or any of its or their property which may also be liable with respect to the matters for which Guarantor is liable under this Section 1.

      (f) Guarantor reserves the right to assert defenses which Seller may have to payment or performance of any Obligation, other than defenses that Seller may possess relating to (i) lack of validity or enforceability of the Agreement against Seller arising from Seller's defective incorporation or lack of qualification to do business in any applicable jurisdiction, (ii) Seller's lack of corporate authority to enter into or perform the Agreement, or (iii) the termination of existence, dissolution, liquidation, insolvency, bankruptcy, receivership, or other reorganization of Seller.

      Section 2. Preference. If any payment to Buyer by (i) Seller, or (ii) Guarantor in the event of Seller's bankruptcy, is held to constitute a preference under any applicable bankruptcy laws, or if under applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws of general application with respect to creditors, Buyer shall be required to refund part or all of any payment by Seller, or Guarantor in the event of Seller's bankruptcy, or to pay the amount thereof to any other party, then any such payment to Buyer by Seller or Guarantor shall not constitute a release from Guarantor's liability hereunder, and Guarantor's liability hereunder shall be reinstated to the extent of such payment.

      Section 3. Reinstatement. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by Buyer upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Seller, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Seller or any substantial part of its property, or otherwise, all as though such payments had not been made.

      Section 4. Representation as to Benefit. Guarantor warrants and represents for and as to itself that it has received, or will receive, direct or indirect benefit from the making of this Guaranty.

      Section 5. Representations and Warranties of Guarantor. Guarantor hereby represents and warrants to Buyer as follows:

      (a) Organization. Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to carry on its business as it is now being conducted.

      (b) Authority Relative to this Guaranty. Guarantor has full corporate power and authority to execute and deliver this Guaranty and to consummate the transactions contemplated hereby. The execution and delivery by Guarantor of this Guaranty and the consummation by Guarantor of the transactions and performance of the terms and conditions contemplated hereby have been duly and validly authorized by the Board of Directors of Guarantor, and no other corporate proceedings on the part of Guarantor are necessary to authorize this Guaranty or consummate the transactions so contemplated. This Guaranty has been duly and validly executed and delivered by Guarantor, and this Guaranty constitutes a valid and binding agreement of Guarantor, enforceable against Guarantor in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application with respect to creditors, (ii) general principles of equity, and
(iii) the power of a court to deny enforcement or remedies generally based upon public policy.

      (c) Consents and Approvals, No Violation. Neither the execution and delivery by Guarantor of this Guaranty nor the performance of its obligations under the Guaranty contemplated hereby do or will (i) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws (or other similar governing documents) of Guarantor, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except where it is reasonably expected that the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not have an adverse effect on the ability of Guarantor to perform its obligations under this Guaranty and would not prevent or delay in any material respect such performance, (iii) result in a default (or give rise to any rights of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which Guarantor is a party or by which Guarantor or any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which, in the aggregate, would not have an adverse effect on the ability of Guarantor to perform its obligations under this Guaranty and would not prevent or delay in any material respect such performance, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Guarantor, or any of its assets, except for violations which would not in the aggregate have an adverse effect on the ability of Guarantor to perform its obligations under this Guaranty and would not prevent or delay in any material respect such performance.

(d) Litigation; Claims. As of the date hereof there is no claim, action, proceeding or investigation pending or, to the knowledge of Guarantor, threatened against Guarantor before any court or governmental or regulatory authority or body that would prevent or delay in any material respect the performance by Guarantor of this Guaranty. Guarantor is not subject to any judgment or outstanding order, writ, injunction or decree that would have an adverse effect on its ability to perform its obligations under this Guaranty and that would prevent or delay in any material respect the performance by Guarantor of this Guaranty.

      Section 6. Costs and Expenses. Each party agrees to pay to the prevailing party, upon demand, all reasonable costs and expenses, including reasonable attorneys' fees, that may be incurred by the prevailing party in enforcing or defending its rights under this Guaranty.

      Section 7. Governing Law; Consent to Jurisdiction; Waiver of Punitive Damages and Jury Trial.

      (a) THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PRINICPLES.

      (b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any court sitting in the District of Columbia and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court. Each of the parties hereto agrees that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment in any other manner provided by law.

      (c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or the transactions contemplated hereby in any court sitting in the District of Columbia. Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, the defense of any inconvenient forum to the maintenance of such action or proceeding in any such court.

      (d) Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in Section 10 hereof. Notwithstanding the foregoing, each of the parties hereto shall have the right to serve process in any other manner permitted by law.

      (e) THE PARTIES TO THIS GUARANTY EXPRESSLY WAIVE AND FOREGO ANY RIGHT TO RECOVER PUNITIVE, EXEMPLARY, CONSEQUENTIAL OR SIMILAR DAMAGES IN ANY LAWSUIT, LITIGATION, ARBITRATION OR PROCEEDING ARISING OUT OF OR RESULTING FROM ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      (f) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS GUARANTY IS LIKELY TO

INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      (g) EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE WAIVERS SET FORTH IN CLAUSE (a) OF THIS SECTION 7, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN SUCH SECTION.

      Section 8. Benefit. This Guaranty shall inure to the benefit of Buyer and its successors and assigns, and shall be binding upon Guarantor and its successors and assigns; provided, however, that (i) neither Buyer nor Guarantor shall assign (including by operation of law) its rights or obligations under this Guaranty without the prior written consent of the other, except that Buyer may assign its rights or obligations under this Guaranty to an affiliate or by operation of law, (ii) no assignment or other transfer by, through or under Buyer shall operate to increase Guarantor's obligations hereunder, and (iii) Guarantor shall be fully protected in making and shall receive full credit for any payments or other performance made by it to Buyer or its successors and assigns with respect to the Obligations prior to the time Guarantor receives written notice of such assignment or succession.

      Section 9. Continuing Guaranty. Subject to the terms, conditions and limitations hereof, this Guaranty is a continuing guaranty and shall remain in full force and effect and be binding upon Guarantor until the Obligations have been satisfied in full.

      Section 10. Notices. Any notice, demand or other communication required or permitted under this Guaranty shall be in writing and given by hand delivery, facsimile, overnight courier, or registered or certified United States mail, return receipt requested. All notices shall be properly addressed to the recipient, with all postage and other charges being paid by the party giving notice. Notices shall be effective when actually received by the party being notified. The addresses of the parties for purposes of notice are as follows:

      If to Guarantor:

            Elecsys Corporation
            15301 W. 109th Street
            Lenexa, Kansas  66215
            Attention:  Keith S. Cowan
            Telephone:  (913) 782-5672
            Facsimile:  (913) 982-5766
      with a copy to:

            Steve Carman, Esquire
            Blackwell Sanders Peper Martin LLP
            2300 Main Street, Suite 1000
            Kansas City, Missouri 64108
            Telephone   (816) 983-8153
            Facsimile:  (816) 983-8080

      If to Buyer:
            ASI Newco, Inc.
            c/o Peter W. Paulsen, Esquire
            Crowell & Moring LLP
            1001 Pennsylvania Avenue, N.W.
            Washington, D.C.  20004-2595
            Telephone:  (202) 624-2783
            Facsimile:  (202) 628-5116

      with a copy to:

            Peter W. Paulsen, Esquire
            Crowell & Moring LLP
            1001 Pennsylvania Avenue, N.W.
            Washington, D.C.  20004-2595
            Telephone:  (202) 624-2783
            Facsimile:  (202) 628-5116



      Either party may change its address by giving ten (10) days advance written notice to the other party.

      Section 11. Interpretation. Capitalized terms used herein without definition herein have the meanings given to them in the Agreement.

      Section 12. Subrogation. Upon payment of all of the Obligations owing to Buyer, Guarantor shall be subrogated to the rights of Buyer against Seller, and Buyer agrees to take, at Guarantor's expense, such steps as Guarantor may reasonably request to implement such subrogation.

      IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the date and year first above written.


                        GUARANTOR:

                        ELECSYS CORPORATION

                        By:
                            Name:----------------------------
                            Title:


                        BUYER:

                        ASI NEWCO, INC.

                        By:
                                Name:-------------------------
                                Title:

                                    EXHIBIT D

                         Form of Buyer's Parent Guaranty

                     ALENIA MARCONI SYSTEMS LIMITED GUARANTY

      THIS GUARANTY AGREEMENT (this "Guaranty"), dated as of _________, 2001, is made by ALENIA MARCONI SYSTEMS LIMITED, a company incorporated in England and Wales ("Guarantor"), in favor of AIRPORT SYSTEMS INTERNATIONAL, INC., a Kansas corporation ("Seller") and ELECSYS CORPORATION, a Kansas corporation ("Elecsys"), in connection with that certain Asset Purchase Agreement (the "Agreement") dated , 2001 among Seller, Elecsys and ASI NEWCO, INC., a Delaware corporation ("Buyer"), (as amended, supplemented, or otherwise modified from time to time, the "Agreement").

                                    RECITALS:

      WHEREAS, in order to induce Seller and Elecsys to enter into the Agreement, Guarantor has agreed, subject to the terms and conditions contained in this Guaranty, to guarantee the performance of all obligations of Buyer under the Agreement, including without limitation, its indemnification obligations pursuant to Article VIII thereof ("Obligations") and to execute and deliver this Guaranty; and

      WHEREAS, Guarantor will benefit, directly or indirectly, from the sale by Seller to Buyer of the Assets and the retention by Seller of the Excluded Liabilities (each as defined in the Agreement).

      NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, Guarantor agrees as follows:

      Section 1. Unconditional Guaranty.

      (a) Guarantor fully, irrevocably and unconditionally guarantees performance (including the payment of money) of the Obligations. Guarantor is hereby made fully responsible for the acts and omissions of the Buyer that constitute a breach of the Agreement. This Guaranty shall be a full, unconditional, irrevocable, absolute and continuing guaranty of performance (including the payment of money) and not a guaranty of collection, and Guarantor shall remain liable on its obligations hereunder until the payment and performance in full of the Obligations.

      (b) Except as provided in Section l(f) below, Guarantor's guaranty and responsibility shall not be discharged, released, diminished, or impaired in whole or in part by any setoff, counterclaim, defense, act or occurrence which Guarantor may have against Seller or Elecsys as a result or arising out of the Agreement or any other transaction.

      (c) The Obligations of Guarantor hereunder shall not be released, discharged, diminished or impaired by (i) the renewal, extension, modification or alteration by Seller, Elecsys and Buyer, with or without the knowledge or consent of Guarantor, of the Agreement or of any liability or obligation of Buyer thereunder or of any document or instrument under which the Obligations arise, (ii) any forbearance or compromise granted to Buyer by Seller or Elecsys when dealing with Buyer except to the extent of such forbearance or compromise,
(iii) any change in corporate structure or ownership of Buyer or the bankruptcy, insolvency, liquidation, receivership, dissolution, winding-up or termination of Buyer or the fact that at any time Buyer does not exist, (iv) the inaccuracy of any of the representations and warranties of Buyer under the Agreement, (v) any neglect, delay, omission, failure or refusal of Seller or Elecsys to take or prosecute any action in connection with the Agreement, (vi) the full or partial release of Buyer from any liability or obligation, except that Guarantor shall be released pro tanto to the extent Seller or Elecsys expressly releases Buyer from liability with respect to the Obligations, or (vii) any other circumstance relating to the Obligations that might otherwise constitute a legal or equitable discharge of or defense to the Guarantor not available to Buyer with respect to the Obligations.

      (d) Guarantor waives notice of (i) acceptance of this Guaranty, (ii) the creation, renewal, extension, modification, alteration or existence of any liability or obligation of Buyer constituting part of the Obligations, and (iii) any breach of or default in the liabilities or obligations of Buyer.

      (e) If Buyer fails to perform the Obligations, in whole or in part, when such Obligations are due, Guarantor shall promptly perform such Obligations (including payment of any amount due to Seller or Elecsys upon demand in lawful money of the United States). Seller and Elecsys may enforce Guarantor's obligations under this Guaranty without first suing Buyer or joining Buyer in any suit against Guarantor, or enforcing any rights and remedies against Buyer, or otherwise pursuing or asserting any claims or rights against Buyer or any other person or entity or any of its or their property which may also be liable with respect to the matters for which Guarantor is liable under this Section 1.

      (f) Guarantor reserves the right to assert defenses which Buyer may have to payment or performance of any Obligation, other than defenses that Buyer may possess relating to (i) lack of validity or enforceability of the Agreement against Buyer arising from Buyer's defective incorporation or lack of qualification to do business in any applicable jurisdiction, (ii) Buyer's lack of corporate authority to enter into or perform the Agreement, or (iii) the termination of existence, dissolution, liquidation, insolvency, bankruptcy, receivership, or other reorganization of Buyer.

      Section 2. Preference. If any payment to Seller or Elecsys by (i) Buyer, or (ii) Guarantor in the event of Buyer's bankruptcy, is held to constitute a preference under any applicable bankruptcy laws, or if under applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws of general application with respect to creditors, Seller or Elecsys shall be required to refund part or all of any payment by Buyer, or Guarantor in the event of Buyer's bankruptcy, or to pay the amount thereof to any other party, then any such payment to Seller or Elecsys by Buyer or Guarantor shall not constitute a release from Guarantor's liability hereunder, and Guarantor's liability hereunder shall be reinstated to the extent of such payment.

      Section 3. Reinstatement. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by Seller or Elecsys upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Buyer, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for,

Buyer or any substantial part of its property, or otherwise, all as though such payments had not been made.

      Section 4. Representation as to Benefit. Guarantor warrants and represents for and as to itself that it has received, or will receive, direct or indirect benefit from the making of this Guaranty.

      Section 5. Representations and Warranties of Guarantor. Guarantor hereby represents and warrants to Seller and Elecsys as follows:

      (a) Organization. Guarantor is a company duly organized and validly existing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to carry on its business as it is now being conducted.

      (b) Authority Relative to this Guaranty. Guarantor has full corporate power and authority to execute and deliver this Guaranty and to consummate the transactions contemplated hereby. The execution and delivery by Guarantor of this Guaranty and the consummation by Guarantor of the transactions and performance of the terms and conditions contemplated hereby have been duly and validly authorized by the Board of Directors of Guarantor, and no other corporate proceedings on the part of Guarantor are necessary to authorize this Guaranty or consummate the transactions so contemplated. This Guaranty has been duly and validly executed and delivered by Guarantor, and this Guaranty constitutes a valid and binding agreement of Guarantor, enforceable against Guarantor in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application with respect to creditors, (ii) general principles of equity, and
(iii) the power of a court to deny enforcement or remedies generally based upon public policy.

      (c) Consents and Approvals, No Violation. Neither the execution and delivery by Guarantor of this Guaranty nor the performance of its obligations under the Guaranty contemplated hereby do or will (i) conflict with or result in any breach of any provision of the Memorandum and Articles of Association (or other similar governing documents) of Guarantor, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except where it is reasonably expected that the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not have an adverse effect on the ability of Guarantor to perform its obligations under this Guaranty and would not prevent or delay in any material respect such performance, (iii) result in a default (or give rise to any rights of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which Guarantor is a party or by which Guarantor or any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which, in the aggregate, would not have an adverse effect on the ability of Guarantor to perform its obligations under this Guaranty and would not prevent or delay in any material respect such performance, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Guarantor, or any of its assets, except for violations which would not in the aggregate have an adverse effect on the ability of Guarantor to perform its obligations under this Guaranty and would not prevent or delay in any material respect such performance.

      (d) Litigation; Claims. As of the date hereof there is no claim, action, proceeding or investigation pending or, to the knowledge of Guarantor, threatened against Guarantor before any court or governmental or regulatory authority or body that would prevent or delay in any material respect the performance by Guarantor of this Guaranty. Guarantor is not subject to any judgment or outstanding order, writ, injunction or decree that would have an adverse effect on its ability to perform its obligations under this Guaranty and that would prevent or delay in any material respect the performance by Guarantor of this Guaranty.

      Section 6. Costs and Expenses. Each party agrees to pay to the prevailing party, upon demand, all reasonable costs and expenses, including reasonable attorneys' fees, that may be incurred by the prevailing party in enforcing or defending its rights under this Guaranty.

      Section 7. Governing Law; Consent to Jurisdiction; Waiver of Punitive Damages and Jury Trial.

      (a) THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PRINICPLES.

      (b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any court sitting in the District of Columbia and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court. Each of the parties hereto agrees that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment in any other manner provided by law.

      (c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or the transactions contemplated hereby in any court sitting in the District of Columbia. Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, the defense of any inconvenient forum to the maintenance of such action or proceeding in any such court.

      (d) Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in Section 10 hereof. Notwithstanding the foregoing, each of the parties hereto shall have the right to serve process in any other manner permitted by law.

      (e) THE PARTIES TO THIS GUARANTY EXPRESSLY WAIVE AND FOREGO ANY RIGHT TO RECOVER PUNITIVE, EXEMPLARY, CONSEQUENTIAL OR SIMILAR DAMAGES IN ANY LAWSUIT, LITIGATION, ARBITRATION OR PROCEEDING ARISING OUT OF OR RESULTING FROM ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      (f) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS GUARANTY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      (g) EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE WAIVERS SET FORTH IN CLAUSE (a) OF THIS SECTION 7, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN SUCH SECTION.

      Section 8. Benefit. This Guaranty shall inure to the benefit of Seller, Elecsys and their respective successors and assigns, and shall be binding upon Guarantor and its successors and assigns; provided, however, that (i) Seller and Elecsys, on the one hand, and Guarantor on the other, shall not assign (including by operation of law) their rights or obligations under this Guaranty without the prior written consent of the other parties hereto, except that Seller or Elecsys may assign its rights or obligations under this Guaranty to an affiliate or by operation of law, (ii) no assignment or other transfer by, through or under Seller or Elecsys shall operate to increase Guarantor's obligations hereunder, and (iii) Guarantor shall be fully protected in making and shall receive full credit for any payments or other performance made by it to Seller, Elecsys or their respective successors and assigns with respect to the Obligations prior to the time Guarantor receives written notice of such assignment or succession.

      Section 9. Continuing Guaranty. Subject to the terms, conditions and limitations hereof, this Guaranty is a continuing guaranty and shall remain in full force and effect and be binding upon Guarantor until the Obligations have been satisfied in full.

      Section 10. Notices. Any notice, demand or other communication required or permitted under this Guaranty shall be in writing and given by hand delivery, facsimile, overnight courier, or registered or certified United States mail, return receipt requested. All notices shall be properly addressed to the recipient, with all postage and other charges being paid by the party giving notice. Notices shall be effective when actually received by the party being notified. The addresses of the parties for purposes of notice are as follows:

      If to Guarantor:

            Alenia Marconi Systems Limited
            Eastwood House
            Glebe Road, Chelmsford
            Essex, CM1 1QW
            UK
            Attention:  Andrew Price, Esq.
            Telephone:  011-44-1245-702797
            Facsimile:  011-44-1245-702856

      with a copy to:

            Peter W. Paulsen, Esquire
            Crowell & Moring LLP
            1001 Pennsylvania Avenue, N.W.
            Washington, D.C.  20004-2595
            Telephone:  (202) 624-2783
            Facsimile:  (202) 628-5116

      If to Seller and Elecsys:

            Elecsys Corporation
            15301 W. 109th Street
            Lenexa, Kansas  66215
            Attention:  Keith S. Cowan
            Telephone:  (913) 782-5672
            Facsimile:  (913) 982-5766

      with a copy to:

            Steve Carman, Esquire
            Blackwell Sanders Peper Martin LLP
            2300 Main Street, Suite 1000
            Kansas City, Missouri 64108
            Telephone   (816) 983-8153
            Facsimile:  (816) 983-8080


      Either party may change its address by giving ten (10) days advance written notice to the other party.

Section 11. Interpretation. Capitalized terms used herein without definition herein have the meanings given to them in the Agreement.

Section 12. Subrogation. Upon payment of all of the Obligations owing to Seller and Elecsys, Guarantor shall be subrogated to the rights of Seller and Elecsys against Buyer, and

Seller and Elecsys agree to take, at Guarantor's expense, such steps as Guarantor may reasonably request to implement such subrogation.

      IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the date and year first above written.


                        GUARANTOR:

                         ALENIA MARCONI SYSTEMS LIMITED


                        By:
                            Name:-------------------------------
                            Title:


                        SELLER:

                        AIRPORT SYSTEMS INTERNATIONAL, INC.

                        By:
                                Name: ---------------------------
                                Title:


                        ELECSYS CORPORATION

                        By:
                            Name: --------------------------------
                            Title: